UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRANITE CONSTRUCTION INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

GRANITE CONSTRUCTION INCORPORATED
585 West Beach Street
Watsonville, California 95076

Notice of Annual Meeting of Shareholders

April 8, 2011

Date:	Friday, May 20, 2011

Time:	10:30 a.m., Pacific Daylight Time

Place:	Monterey Plaza Hotel
400 Cannery Row
Monterey, California 93940

Purposes of the Meeting:

•	To elect three directors for the ensuing three-year term;

•	To hold an advisory vote on executive compensation for the Named Executive Officers;

•	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation;

•	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

•	To consider any other matters properly brought before the meeting.

Who May Attend the Meeting:

Only shareholders, persons holding proxies from shareholders and invited representatives of the media and financial community may attend the meeting.

What to Bring:

If you received a Notice of Internet Availability of Proxy Materials, please bring that Notice with you. If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank, or other nominee that confirms you are the beneficial owner of those shares. If you hold shares through the Granite Construction Profit Sharing and 401(k) Plan or the Granite Construction Employee Stock Purchase Plan, you will need to bring proof of ownership of the shares.

Record Date:

The record date for the 2011 Annual Meeting of Shareholders is March 23, 2011. This means that if you own Granite stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

Annual Report:

We have included a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 with the proxy materials on Granite’s website.

Shareholder List:

For 10 days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relative to the meeting during regular business hours at Granite’s headquarters located at 585 West Beach Street, Watsonville, CA 95076. The shareholder list will also be available at the annual meeting.

Information about the Notice of Internet Availability of Proxy Materials:

Instead of mailing a printed copy of our proxy materials, including our annual report, to each shareholder of record, we will provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on April 8, 2011, we will begin mailing a Notice of Internet Availability of Proxy Materials to all shareholders of record as of March 23, 2011, other than (i) persons who hold shares in the Granite Construction Profit Sharing and 401(k) Plan (such persons, the “401(k) Participants” and such plan, the “401(k) Plan”) and (ii) persons who hold shares in the Granite Construction Employee Stock Ownership Plan (such persons, the “ESOP Participants” and such plan, the “ESOP”). We will post our proxy materials on the website referenced in the notice (https://www.proxyvote.com). All 401(k) Participants and ESOP Participants will receive a package in the mail that includes all proxy materials. The proxy materials will be mailed to all 401(k) Participants and ESOP Participants beginning April 8, 2011.

All shareholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. In addition, the notice and website provide information regarding how you may request to receive proxy materials in printed form by mail on an ongoing basis.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares can be represented at the annual meeting even if you plan to attend the meeting. Shareholders, including 401(k) Participants and ESOP Participants, can vote by Internet, telephone or mail. Shareholders, other than 401(k) Participants and ESOP Participants, may revoke a proxy and vote in person if attending the meeting.

To get directions to the 2011 Annual Meeting of Shareholders, call our Investor Relations Department at 831.724.1011 or visit our website at www.graniteconstruction.com at the “Investor Relations” site under “Annual Meeting.”

By Order of the Board of Directors,

/s/ Terry K. Eller
Terry K. Eller
Vice President, General Counsel and Secretary

-i-

(continued)

-ii-

GRANITE CONSTRUCTION INCORPORATED
585 West Beach Street
Watsonville, California 95076

Proxy Statement

As more fully described in the Notice of Internet Availability of Proxy Materials, Granite Construction Incorporated, a Delaware corporation (referred to herein as “we,” “us,” “our,” “Granite” or the “Company”), on behalf of its Board of Directors, has made the proxy materials available to you on the Internet in connection with Granite’s 2011 Annual Meeting of Shareholders, which will take place on May 20, 2011 at 10:30 a.m., Pacific Daylight Time, at Monterey Plaza Hotel, 400 Cannery Row, Monterey, California 93940. The Notice of Internet Availability of Proxy Materials was mailed to all Granite shareholders of record, except 401(k) Participants and ESOP Participants, beginning April 8, 2011, and our proxy materials were posted on the website referenced in the Notice of Internet Availability of Proxy Materials and made available to shareholders on April 8, 2011. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. All 401(k) Participants and ESOP Participants have received a package in the mail that includes all proxy materials. The proxy materials were mailed to all 401(k) Participants and ESOP Participants beginning April 8, 2011.

Granite, on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the 2011 Annual Meeting of Shareholders or any subsequent adjournment or postponement. We solicit proxies to give all shareholders of record an opportunity to vote on matters listed in the accompanying notice and/or any other matters that may be presented at the annual meeting. In this proxy statement you will find information on these matters, which is provided to assist you in voting your shares.

Granite Construction Incorporated was incorporated in Delaware in January 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates in this proxy statement referring to service with Granite also include periods of service with Granite Construction Company.

Voting Information

Who Pays for This Solicitation?

Granite pays for the cost of this proxy solicitation. We will request brokers, trusts, banks and other nominees to solicit their customers who own our stock. We will reimburse their reasonable, out-of-pocket expenses for doing this. Our directors, officers and employees may also solicit proxies by mail, telephone, personal contact, or through online methods without additional compensation.

Who Can Vote?

You will have received notice of the annual meeting and can vote if you were a shareholder of record of Granite’s common stock as of the close of business on March 23, 2011. You are entitled to one vote for each share of Granite common stock that you own. You may vote all shares owned by you as of the record date, including shares held directly in your name as the shareholder of record and shares held for you as the beneficial owner through a broker, trust, bank or other nominee. As of the close of business on March 23, 2011, there were 38,634,682 shares of common stock issued and outstanding.

How Do I Vote?

Shareholders, other than 401(k) Participants and ESOP Participants, have the option to vote by proxy in the following three ways:

•
By Internet: You can vote by Internet by following the instructions in the Notice of Internet Availability of Proxy Materials or by accessing the Internet at https://www.proxyvote.com and following the instructions at that website at any time prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2011;

•
By telephone: In the United States and Canada you can vote by telephone using a touch-tone phone by following the instructions in the Notice of Internet Availability of Proxy Materials or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2011; or

•
By mail: If you have received a paper copy of the proxy card by mail you may submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2011.

Please refer to the Notice of Internet Availability of Proxy Materials or the information your broker, trust, bank or other nominee provides you for more information on the above options. If you vote your shares over the Internet or by telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

All 401(k) Participants and ESOP Participants have the option to vote by proxy in the following three ways:

•
By Internet: You can vote by Internet by following the instructions on your proxy card or by accessing the Internet at https://www.proxyvote.com and following the instructions at that website at any time prior to 12:00 p.m. (noon), Eastern Daylight Time, on May 18, 2011;

•
By telephone: In the United States and Canada you can vote by telephone using a touch-tone phone by following the instructions on your proxy card or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 12:00 p.m. (noon), Eastern Daylight Time, on May 18, 2011; or

•
By mail: You can submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 12:00 p.m. (noon), Eastern Daylight Time, on May 18, 2011.

If you vote your shares over the Internet or telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

What Is the Deadline for Voting My Shares?

For shareholders other than 401(k) Participants or ESOP Participants: If you vote by telephone or Internet, you must submit your vote at any time prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2011. If you vote by mail, your proxy card must be received prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2011.

401(k) Participants and ESOP Participants: If you vote by telephone or Internet, you must submit your vote at any time prior to 12:00 p.m. (noon), Eastern Daylight Time, on May 18, 2011. If you vote by mail, your proxy card must be received prior to 12:00 p.m. (noon), Eastern Daylight Time, on May 18, 2011.

Shares held by broker, trust, bank or other nominee: If you own shares held through your broker, trust, bank or other nominee, please follow the voting instructions provided by your broker, trust, bank or other nominee.

What Is the Voting Requirement To Approve the Proposals?

If there is a quorum, nominees for election to the Board who receive a majority of the shares voted will be elected as members of our Board of Directors for the upcoming three-year term. This means that a majority of votes cast “for” the election of a director must exceed the number of votes cast “against” the director’s election. With respect to the advisory vote on the frequency of holding an advisory vote on executive compensation, the option of every one year, every two years or every three years that receives the highest number of votes cast by shareholders voting on the matter will be deemed to be the frequency for the say-on-pay advisory vote that has been selected by shareholders. Each of the advisory vote on executive compensation and the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered accounting firm for the fiscal year ending December 31, 2011 require the affirmative vote of a majority of the votes cast for approval of such matters. Any other matters properly proposed at the meeting, including a motion to adjourn the annual meeting to another time or place (including for the purpose of soliciting additional proxies), will also be determined by a majority of the votes cast except as otherwise required by law or by Granite’s Certificate of Incorporation, as amended, or bylaws.

If you hold shares in a brokerage account (shares that are held in a fiduciary capacity – typically referred to as being held in “street name”), and you do not provide your broker, trust, bank or other nominee with voting instructions, these shares may constitute “broker non-votes.” Generally, a broker non-vote occurs when a broker, trust, bank or other nominee who holds shares for a beneficial owner does not vote on a particular matter (i.e., a non-routine matter) at the annual meeting because the broker, trust, bank or other nominee does not have discretionary voting power with respect to that matter and has not received instructions on such matter from the beneficial owner. Among our proposals, a broker, trust, bank or other nominee will have discretionary voting power only with respect to the proposal to ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

How Are Votes Counted?

For all proposals, except for the proposal on the advisory vote on the frequency of holding an advisory vote on executive compensation, you may vote “For,” “Against” or “Abstain” with respect to each of the nominees and proposals. For the proposal on the advisory vote on the frequency of holding an advisory vote on executive compensation, you may vote for “Every One Year,” “Every Two Years,” “Every Three Years” or “Abstain” with respect to such proposal. For purposes of the election of directors, if you elect to “Abstain” with respect to any director nominee, the abstention will not impact the election of such director nominee. For all other proposals, if you elect to “Abstain” with respect to any proposal, the abstention will not impact the outcome of such proposal. For the proposal on the advisory vote on the frequency of holding an advisory vote on executive compensation, only the votes for “Every One Year,” “Every Two Years” and “Every Three Years” will be counted for purposes of determining which option receives the highest number of votes cast. In tabulating the voting results for all other proposals, including the election of directors, only “For” and “Against” votes are counted for purposes of determining whether a majority has been obtained.

If you vote by proxy card, telephone or the Internet, your shares will be voted at the annual meeting in the manner you indicated. James H. Roberts and Laurel J. Krzeminski are officers of the Company and were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors. This proxy statement contains a description of each item that you are to vote on along with our Board’s recommendations. Below is a summary of our Board’s recommendations:

•	For election of each of the director nominees;

•	For the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement;

•	In favor of the option of every one year as the frequency with which shareholders are provided an advisory vote on executive compensation; and

•
For ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

As to any other item that may be properly proposed at the annual meeting, including a motion to adjourn the annual meeting to another time or place, the shares will be voted in the discretion of the persons named on your proxy card.

After I Vote by Proxy Can I Change or Revoke My Proxy?

You can change your vote or revoke your proxy at any time before the annual meeting. Shareholders, other than 401(k) Participants and ESOP Participants, may change their vote by: (i) voting again by telephone at any time prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2011, if you originally voted by telephone, (ii) voting again by Internet at any time prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2011, if you originally voted by Internet, or (iii) returning a later dated proxy card such that it is received prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2011, if you voted by mail. Shareholders, other than 401(k) Participants and ESOP Participants, may revoke their proxy by filing with our Secretary a written revocation that is received by us before the polls close at the annual meeting. All 401(k) Participants and ESOP Participants may change their vote by: (i) voting again by telephone at any time prior to 12:00 p.m. (noon), Eastern Daylight Time, on May 18, 2011, if you originally voted by telephone, (ii) voting again by Internet at any time prior to 12:00 p.m. (noon), Eastern Daylight Time, on May 18, 2011, if you originally voted by Internet, or (iii) returning a later dated proxy card such that it is received prior to 12:00 p.m. (noon), Eastern Daylight Time, on May 18, 2011, if you voted by mail. Except for 401(k) Participants and ESOP Participants, shareholders may also change their vote or revoke their proxy by attending the annual meeting and voting in person if they are a shareholder of record.

If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy.

Can I Vote at the Annual Meeting Instead of Voting by Proxy?

Except for 401(k) Participants and ESOP Participants, you may attend the annual meeting and vote in person instead of voting by proxy; however, even if you intend to attend the meeting we strongly encourage you to vote by Internet, telephone or mail prior to the meeting to ensure that your shares are voted. Although Granite’s 401(k) Participants and ESOP Participants cannot vote in person at the meeting, they may attend the meeting.

What Constitutes a Quorum?

Granite’s bylaws require a quorum to be present in order to transact business at the meeting. A quorum consists of a majority of the shares entitled to vote, either in person or represented by proxy. In determining a quorum, we count votes for, against, abstentions and broker non-votes as present.

Who Supervises the Voting at the Meeting?

Granite’s bylaws and policies specify that prior to the annual meeting management will appoint an independent Inspector of Elections to supervise the voting at the meeting and count the votes for each proposal following the closing of the polls at the annual meeting. The Inspector decides all questions as to the qualification of voters, the validity of proxy cards and the acceptance or rejection of votes. Before assuming his or her duties, the Inspector will take and sign an oath that he or she will faithfully perform his or her duties both impartially and to the best of his or her ability.

How Can I Find Out the Voting Results?

We will announce preliminary voting results at the annual meeting, and final results will be published on a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the annual meeting. If the final results are not available at that time, we will provide preliminary results in the Form 8-K, and we will provide the final results in an amendment to the Form 8-K as soon as they become available.

Proposal 1: Election of Directors

The Board of Directors is divided into three classes. We keep the classes as equal in number as possible; however, the number of directors in a class depends on the total number of directors at any given time. Each director serves for a term of three years. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. This means that shareholders annually elect approximately one-third of the members of the Board. The Board currently consists of nine directors.

The terms of David H. Watts, J. Fernando Niebla and Gary M. Cusumano will expire at the 2011 annual meeting. The Board has nominated J. Fernando Niebla and Gary M. Cusumano for new terms. In accordance with our Board of Directors Corporate Governance Guidelines and Policies, which provide that Board members are not re-nominated after they reach their 72nd birthday, Mr. Watts has not been re-nominated. The Board has nominated James H. Roberts to fill the vacancy on the Board created as a result of Mr. Watts not being re-nominated. If elected, each of the nominees will serve as a director until the 2014 annual meeting and until his or her successor is elected and qualified or he resigns or until his death, removal, or other cause identified in Granite’s bylaws.

Management knows of no reason why any of these nominees would be unable or unwilling to serve. All nominees have accepted the nomination and agreed to serve as a director if elected by the shareholders. However, if any nominee should for any reason become unable or unwilling to serve between the date of the proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies will vote for that substitute nominee. You cannot vote for more than three nominees.

The Board of Directors unanimously recommends a vote “FOR” each of the above-named nominees.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement about each director and director nominee. The information presented includes information each director or director nominee has given us about his/her age, all positions he/she holds with Granite, his/her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he/she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each director’s and nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion the he/she should serve as a director, the Board also believes that all of our directors and nominees have a reputation for integrity, honesty and adherence to high ethical standards. The Board believes that they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Granite and our Board.

Nominees for Director for Terms Expiring at the 2014 Annual Meeting

J. Fernando Niebla	Director since 1999
Mr. Niebla has served as President of International Technology Partners L.L.C. since August 1998 and the Managing Partner of Siertina Development, LLC since September 2005. He is currently also a member of the boards of directors of Life Modeler Inc., Union Bank of California, Pacific LifeCorp and Integrated Healthcare Holdings, Inc. We believe that Mr. Niebla’s business and technological expertise and his directorships on boards of both private and public companies qualify him to serve on our Board. Mr. Niebla holds a B.S. degree in Electrical Engineering from the University of Arizona and an M.S. QBA from the University of Southern California, and he has completed the Harvard Business School Executive Development Program. Age 71.

Gary M. Cusumano	Director since 2005
Mr. Cusumano retired in 2006 as Chairman of The Newhall Land and Farming Company, a developer of new towns and master-planned communities in North Los Angeles County, in which capacity he served after The Newhall Land and Farming Company was acquired by Lennar and LNR Properties in 2004. Prior to the acquisition, he served as Chief Executive Officer and a director of the Newhall Land and Farming Company, which was traded on the New York Stock Exchange (“NYSE”). He is currently also a member of the boards of directors of Forest Lawn Memorial Parks and Mortuaries, Simpson Manufacturing Co. and the J.G. Boswell Co. We believe that Mr. Cusumano’s experience as chief executive officer and his expertise in the real estate development business qualify him to serve on our Board. Mr. Cusumano holds a B.S. degree in Economics from the University of California, Davis and is a graduate of the Sloan Program at the Stanford University Business School. Age 67.

James H. Roberts	Director Nominee
Mr. Roberts joined Granite in 1981 and has served in various capacities, including President and Chief Executive Officer since September 2010. He also served as Executive Vice President and Chief Operating Officer from September 2009 to August 2010, Senior Vice President from May 2004 to September 2009, Granite West Manager from February 2007 to September 2009, Branch Division Manager from May 2004 to February 2007, Vice President and Assistant Branch Division Manager from 1999 to 2004, and Regional Manager of Nevada and Utah Operations from 1995 to 1999. Mr. Roberts served as Chairman of The National Asphalt Pavement Association in 2006. We believe that Mr. Roberts’ knowledge of the construction industry, as well as his intimate knowledge of our business, employees, culture, and competitors, his understanding of the challenges and issues facing the Company and his insider’s perspective of the Company’s day-to-day operations and the strategic direction of the Company, qualify him to serve on our Board. He received a B.S.C.E. in 1979 and an M.S.C.E. in 1980 from the University of California, Berkeley, and an M.B.A. from the University of Southern California in 1981. He also completed the Stanford Executive Program in 2009. Age 54.

Continuing Directors with Terms Expiring at the 2012 Annual Meeting

David H. Kelsey	Director since 2003
Mr. Kelsey has served as Senior Vice President and Chief Financial Officer of Sealed Air Corporation, an S&P 500 manufacturer of specialty packaging for food and other protective applications, since December 2003, and served as Vice President and Chief Financial Officer of Sealed Air Corporation between January 2002 and December 2003. We believe that Mr. Kelsey’s experience as the chief financial officer of a major NYSE-listed company, as well as his in-depth knowledge and understanding of generally accepted accounting principles, experience in preparing, auditing and analyzing financial statements, understanding of internal control over financial reporting, and his understanding of audit committee functions qualify him to serve on our Board. Mr. Kelsey holds a B.S.E. degree in Civil and Geological Engineering from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business. Age 60.

James W. Bradford, Jr.	Director since 2006
Mr. Bradford has served in various capacities at Vanderbilt University, Owen School of Management. Since March 2005, he has served as Dean and Ralph Owen Professor for the Practice of Management. Between 2002 and March 2005, he served as Acting Dean, Associate Dean Corporate Relations, Clinical Professor of Management and Adjunct Professor. He has also served as President and Chief Executive Officer of United Glass Corporation, and President and Chief Executive Officer of AFG Industries. Mr. Bradford is currently also a member of the boards of directors of Genesco, Inc. and Clarcor, Inc. We believe that Mr. Bradford’s perspective as an academic, his experience in corporate compliance and governance matters and his knowledge of business strategies and financial matters, combined with his executive-level and legal experiences, qualify him to serve on our Board. Mr. Bradford holds a B.A. degree in History and Political Science from the University of Florida and a J.D. degree from Vanderbilt University, and he has completed the Harvard Business School Advanced Management Program. Age 63.

Continuing Directors with Terms Expiring at the 2013 Annual Meeting

William G. Dorey	Director since 2004
Mr. Dorey retired in August 2010 as the Chief Executive Officer and President of Granite, in which capacities he served since 2004 and 2003, respectively. Mr. Dorey joined Granite in 1968 and, prior to being named Chief Executive Officer and President, held a variety of executive-level positions with Granite throughout his career, including Chief Operating Officer, Executive Vice President, Senior Vice President and Branch Division Manager. During this time, Mr. Dorey developed an intimate knowledge of our business, employees, culture, competitors and the effect on our business of various government policies. We believe that his long history and experience with Granite, and his in-depth knowledge of the construction industry, demonstrate that Mr. Dorey is well qualified to serve on our Board. Mr. Dorey holds a B.S. degree in Construction Engineering from Arizona State University. Age 66.

Rebecca A. McDonald	Director since 1994
Ms. McDonald has served as Chief Executive Officer of Laurus Energy Inc. since December 2008. She previously served as President, Gas and Power, BHP Billiton from March 2004 to September 2007. Ms. McDonald is currently a member of the board of directors of Ft. Chicago Energy Partners. We believe that Ms. McDonald’s executive-level experience and her wealth of knowledge of business systems and operations qualify her to serve on our Board. Ms. McDonald holds a B.S. degree in Education from Stephen F. Austin State University. Age 58.

William H. Powell	Director since 2004
Mr. Powell retired in 2006 as Chairman and Chief Executive Officer of National Starch and Chemical Company, a position he had held since 1999, and has served as our Chairman of the Board since September 2009. Mr. Powell is currently a member of the boards of directors of Arch Chemical Company, Inc. and PolyOne Inc. Until June 2009, Mr. Powell was Chairman, Board of Trustees, of State Theatre Performing Arts Center in New Brunswick, New Jersey. We believe that Mr. Powell’s knowledge and experience as chief executive officer of a major global company qualify him to serve on our Board. Mr. Powell holds a B.A. degree in Chemistry, an M.S. in Chemical Engineering from Case Western Reserve University and an M.A. in Business Administration from the University of North Dakota. Age 65.

Claes G. Bjork	Director since 2006
Mr. Bjork retired in 2002 as Chief Executive Officer of Skanska AB, Sweden, one of the world’s largest construction companies, a position he had held since 1997. Prior to such time, Mr. Bjork held various executive and management positions within Skanska and served as Chairman of Scancem Cement. He is currently a member of the boards of directors of Consolidated Management Group and the Swedish American Chamber of Commerce, and he previously served on the board of Qlik Technologies, Inc. We believe that Mr. Bjork’s past experience as an executive with a major multi-national construction firm and his knowledge and understanding of the construction industry and Granite’s competitors and customers qualify him to serve on our Board. Mr. Bjork studied Civil Engineering in Sweden. Age 65.

Retiring Director

Mr. Watts, who served as a director since 1988 but will be retiring effective as of our 2011 Annual Meeting of Shareholders, served as our Chairman of the Board from May 1999 to September 2009. He also served as our Chief Executive Officer from October 1987 to December 2003 and as our President from October 1987 to January 2003. Mr. Watts currently serves as a director of Elgin National Industries, Inc. (a private company), the California Chamber of Commerce, of which he is a past Chair, Transportation California, the Monterey Bay Area Council of the Boy Scouts of America, and the California Business Roundtable. He also serves as a director of Franklin County Education Foundation and Bring Me A Book Franklin, Inc., both of which are non-profit organizations. Between 2005 and 2007, Mr. Watts served as director of InfraSource. We believe that Mr. Watt’s qualifications to serve on our Board included his intimate knowledge of our business, employees, culture, competitors and the effect on our business of various government policies as well as his stature as a national leader in the construction industry through his work with the California Chamber of Commerce and the Construction Industry Roundtable. Mr. Watts holds a B.A. degree in Economics from Cornell University. Age 72.

Information About the Board of Directors and Corporate Governance

Committees of the Board

The following chart shows the standing committees of the Board of Directors, the current membership of the committees and the number of meetings held by each committee in 2010.

	Audit/ Compliance	Compensation	Nominating and Corporate Governance	Strategic Planning	Executive
Claes G. Bjork (1)		X			X
James W. Bradford, Jr. (1)	X			Chair
Gary M. Cusumano (2)				X
William G. Dorey					X
David H. Kelsey (1)	Chair		X
Rebecca A. McDonald (1)	X	Chair (2)	Chair		X
J. Fernando Niebla (1)	X		X	X
William H. Powell (1)(3)		X		X	Chair
David H. Watts				X	X
James H. Roberts
Number of Meetings in 2010	8	7	4	3	0

(1) Independent directors.

(2) Mr. Cusumano was an independent director for a portion of 2010, until his daughter was named as a partner of PricewaterhouseCoopers LLP, our independent registered public accountant firm. Mr. Cusumano served as the Chair of the Compensation Committee and as a member of our Nominating and Corporate Governance Committee throughout 2010 and until March 4, 2011. Effective March 4, 2011, the Compensation Committee consisted of Mr. Bjork, Ms. McDonald and Mr. Powell, with Ms. McDonald as the acting Chair, and the Nominating and Corporate Governance Committee consisted of Mr. Kelsey, Ms. McDonald and Mr. Niebla.

(3) Chairman of the Board.

Audit/Compliance Committee

All members of the Audit/Compliance Committee are non-employee directors who are, and at all times during 2010 were, determined by the Board to be independent under the listing standards of the NYSE. Each member also satisfies the independence requirements for audit committee members of public companies established by the SEC. The Board has determined that Mr. Kelsey meets the criteria as an audit committee financial expert as defined by the SEC rules. The Board of Directors has also determined that all members of the Audit/Compliance Committee are financially literate as required by the listing standards of the NYSE. The Audit/Compliance Committee has direct responsibility for risk oversight related to accounting matters, financial reporting, and enterprise, legal and compliance risks. A more complete description of the risk responsibility, functions and activities of the Audit/Compliance Committee can be found under “Board Leadership Structure and its Role in Risk Oversight” on page 13 of this proxy statement and in “Report of the Audit/Compliance Committee” on page 49, as well as in the Audit/Compliance Committee charter. You can view and print the Audit/Compliance Committee charter on Granite’s website. See “Granite Website” on page 16.

Compensation Committee

All current members of the Compensation Committee are non-employee directors who are, and at all times during 2010 were, determined by the Board to be independent under the listing standards of the NYSE. The Compensation Committee reviews and approves all aspects of compensation for our directors, our Chief Executive Officer and our other executive officers. In addition, the Compensation Committee is responsible for risks related to employment policies and our compensation and benefit systems, including consideration of whether any risks associated with such policies and systems are likely to have a material adverse effect on Granite. The Compensation Committee also reviews our overall compensation plans and strategies and makes recommendations to the Board for their consideration and approval. The Chief Executive Officer attends Compensation Committee meetings and recommends annual salary levels, incentive compensation and payouts for other executive officers for the Compensation Committee’s approval. The Compensation Committee also administers the Amended and Restated 1999 Equity Incentive Plan, as amended (the “Equity Plan”), with respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Equity Plan is administered only by the Compensation Committee, which includes at least two “outside directors” within the meaning of Section 162(m). If you desire additional information concerning the Compensation Committee, you can read the Compensation Committee charter on Granite’s website. See “Granite Website” on page 16.

Nominating and Corporate Governance Committee

All current members of the Nominating and Corporate Governance Committee are non-employee directors who are, and at all times during 2010 were, determined by the Board to be independent under the listing standards of the NYSE. The Nominating and Corporate Governance Committee recommends and nominates persons to serve on the Board. The Nominating and Corporate Governance Committee also develops and recommends corporate governance principles and practices to the Board and annually reviews the Board’s performance. Additionally, the Nominating and Corporate Governance Committee oversees risks associated with our Corporate Governance Guidelines and Policies and Code of Conduct. The Nominating and Corporate Governance Committee’s policy for considering director candidates, including shareholder recommendations, is discussed in more detail below under the heading “Board of Directors’ Nomination Policy.” This policy and the Nominating and Corporate Governance Committee charter are available on Granite’s website. See “Granite Website” on page 16.

Strategic Planning Committee

The Strategic Planning Committee reviews and recommends for approval the Strategic Plan developed by management and provides overall strategic planning direction. The Strategic Planning Committee also works with management independently on various strategic initiatives throughout the year.

Executive Committee

The Executive Committee’s responsibility is to carry out the powers and authority of the Board in the management of Granite’s business within limits set by the Board. The Executive Committee also assesses and monitors ongoing risks and contingencies related to bidding decisions on large projects. The scope of the Executive Committee’s authority is determined in accordance with the “Delegation of Authority and Policy” as adopted and revised from time to time by the Board.

Role of the Compensation Consultant

Effective April 14, 2010, the Compensation Committee directly retained Mercer (US) Inc. (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to provide advice and recommendations to the Compensation Committee on executive officer and Board of Director compensation programs. Prior to that time, Granite had retained Mercer to provide advice and recommendations to the Compensation Committee. Mercer’s fees for executive compensation consulting to the Committee in 2010 were $291,140.

Mercer provided the following services to the Compensation Committee related to executive officer compensation:

•	Evaluated the competitive positioning of our executive officers’ base salaries, annual incentive and long-term incentive compensation relative to our peer companies;

•	Advised on 2010 target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;

•
Assessed the alignment of executive officer compensation levels relative to our performance against Granite’s peer companies and relative to the Compensation Committee’s articulated compensation philosophy;

•	Provided advice on the design of Granite’s 2010 annual and long-term incentive plans;

•	Advised on the 2010 performance measures and performance targets for the annual and long-term incentive programs;

•	Assisted with the preparation of the “Compensation Discussion and Analysis” for this proxy statement; and

•	Assessed the potential for material risk within Granite’s compensation policies and practices for all employees, including executive officers.

During the fiscal year, management approved the continued use of Mercer to provide compensation-related work for management, recordkeeping and trustee services for its 401(k) Plan, and services related to the ESOP. In 2010, the Compensation Committee and the Board approved the engagement of Mercer to provide services to the ESOP. The aggregate fees paid for these other services were $313,321. Granite paid $116,694 of these fees. The remaining fees were paid by 401(k) Participants or funds that serve the 401(k) Plan.

Because of the policies and procedures Mercer and the Compensation Committee have in place, the Compensation Committee believes that the advice it receives from the executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with Granite. These policies and procedures include:

•	The executive compensation consultant receives no incentive or other compensation based on the fees charged to Granite for other services provided by Mercer or any of its affiliates;

•	The executive compensation consultant is not responsible for selling other Mercer or affiliate services to Granite;

•
Mercer’s professional standards prohibit the executive compensation consultant from considering any other relationships Mercer or any of its affiliates may have with Granite in rendering his or her advice and recommendations;

•	The Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•	The executive compensation consultant has direct access to the Compensation Committee without management intervention;

•
The Compensation Committee evaluates the quality and objectivity of the services provided by the executive compensation consultant each year and determines whether to continue to retain the consultant; and

•	The protocols for the engagement (described below) limit how the executive compensation consultant may interact with management.

While it is necessary for the executive compensation consultant to interact with management to gather information, the Compensation Committee has adopted protocols governing if and when the executive compensation consultant’s advice and recommendations can be shared with management. These protocols are included in the executive compensation consultant’s engagement letter. The Compensation Committee also determines the appropriate forum for receiving the executive compensation consultant’s recommendations. Where appropriate, management invitees are present to provide context for the recommendations.

The Lead Director and Executive Sessions

Our bylaws provide that in the event the Chairman of the Board does not meet the independence requirements of the rules and regulations of the SEC and the listing standards of the NYSE, the directors shall elect a Lead Director to serve for a two-year term or until such time, if earlier, at which an independent Chairman is elected. Because William H. Powell, the current Chairman of the Board, is an independent director, we currently do not have a Lead Director. In his capacity as Chairman, Mr. Powell chairs all Board meetings and presides over all executive sessions of the independent members of the Board.

Board Leadership Structure and Its Role in Risk Oversight

The Board of Directors has determined that having an independent director serve as the Chairman of the Board is in the best interest of Granite and its shareholders at this time. In 2009, Granite engaged in a major reorganization in order to better capture the opportunities available to it in the current and future construction environment. The Board believes that having a strong independent director serve as Chairman promotes greater oversight of Granite by the independent directors and provides for greater management accountability going forward. The structure ensures more active participation by the independent directors in setting the Board’s agenda and establishing the Board’s priorities. However, the Board, in accordance with its Corporate Governance Guidelines and Policies, retains the flexibility to decide, as new circumstances arise, whether or not to combine or separate the position of Chairman and Chief Executive Officer.

As with all companies, we face a variety of risks in our business. Our Board of Directors is responsible for oversight of our Company’s risks. The Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures will adequately identify in a timely manner our material risks. In order to more efficiently manage these risks, the Board has designated certain risk management oversight responsibilities to relevant Board committees. The Audit/Compliance Committee has the direct responsibility for risk oversight relating to accounting matters, financial reporting and enterprise, legal and compliance risks. Our Chief Financial Officer (who is responsible for managing the risk management function and who serves as our Corporate Compliance Officer), General Counsel, Director of Internal Audit, management and independent registered public accounting firm, PricewaterhouseCoopers, LLP, all report directly to, and meet with, the Audit/Compliance Committee on a regular basis. The Audit/Compliance Committee also meets periodically with management to review Granite’s major financial risk exposures and the steps that management has taken to monitor and control such exposures, which include Granite’s risk assessment and risk management policies. The Executive Committee is responsible for overseeing management’s efforts to assess risks related to the decision to bid on large projects and monitor ongoing risks and contingencies related to those projects. The Compensation Committee is responsible for overseeing risks related to employment policies and our compensation and benefits systems, and the Nominating and Corporate Governance Committee oversees risks associated with our Corporate Governance Guidelines and Policies and Code of Conduct, including compliance with listing standards for independent directors and committee assignments. The committee chairmen report any risk related matters to the full Board at the next regularly scheduled Board meeting or next special meeting of the Board, if appropriate.

Board of Directors’ Nomination Policy

Evaluation Criteria and Procedures

Members of the Board of Directors of Granite are divided into three classes and are nominated for election for staggered three-year terms. The Board, its members, its committee structure, its governance performance and its overall performance are continuously reviewed. Included in this review is a careful evaluation of the diversity of skills and experience of Board members weighed against Granite’s current and emerging operating and strategic challenges and opportunities. The Board of Directors makes every effort to nominate individuals who bring a variety of complementary skills and, as a group, possess the appropriate skills and experience to oversee our business. Accordingly, although diversity is a consideration in the nominating and evaluation process, the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with respect to the consideration of diversity. Evaluations are made on the basis of observations and interviews with management and with Board members conducted annually by the Nominating and Corporate Governance Committee.

Current Board members whose performance, capabilities, and experience meet Granite’s expectations and needs are nominated for re-election in the year of their respective term’s completion. In accordance with Granite’s Corporate Governance Guidelines and Policies, Board members are not re-nominated after they reach their 72nd birthday.

Each member of the Board of Directors must meet a set of core criteria, referred to as the “three C’s”: Character, Capability and Commitment. Granite was founded by persons of outstanding character, and it is Granite’s intention to ensure that it continues to be governed by persons of high integrity and worthy of the trust of its shareholders. Further, Granite intends to recruit and select persons whose capabilities, including their educational background, their work and life experiences, and their demonstrated records of performance will ensure that Granite’s Board will have the balance of expertise and judgment required for its long-term performance and growth. Finally, Granite will recruit and select only those persons who demonstrate they have the commitment to devote the time, energy, and effort required to guarantee Granite will have the highest possible level of leadership and governance.

In addition to the three C’s, the Board recruitment and selection process assures that the Board composition meets all of the relevant standards for independence and specific expertise. For each new recruitment process, a set of specific criteria is determined by the Nominating and Corporate Governance Committee with the assistance of the Chairman of the Board and an executive search firm, if the Committee deems engagement of such a firm appropriate, utilizing the interview process noted above. These criteria may specify, for example, the type of industry or geographic experience that would be useful to maintain and improve the balance of skills and knowledge on the Board. After the search criteria are established, an executive search firm is typically engaged to use its professional skills and its data sources and contacts, including current Granite Board members and officers, to seek appropriate candidates. The credentials of a set of qualified candidates provided by the search process are submitted for review by the Nominating and Corporate Governance Committee, the Chairman of the Board and senior officers. Based on this review, the Nominating and Corporate Governance Committee invites the top candidates for personal interviews with the Nominating and Corporate Governance Committee and Granite’s executive management team.

Normally, the search, review and interview process results in a single nominee to fill a specific vacancy. However, a given search may be aimed at producing more than one nominee and the search for a single nominee may result in multiple candidates of such capability and character that might be nominated and the Board may be expanded accordingly.

It is Granite’s intention that this search and nomination process consider qualified candidates referred by a wide variety of sources, including all of Granite’s constituents – its customers, employees and shareholders and members of the communities in which it operates. The Nominating and Corporate Governance Committee is responsible for assuring that all relevant sources of potential candidates have been canvassed.

Shareholder Recommendation and Direct Nomination of Board Candidates

Consistent with our bylaws and the Nominating and Corporate Governance Committee charter, Granite will review and consider for nomination any candidate for membership to the Board recommended by a shareholder, utilizing the same evaluation criteria and selection process described above. The Committee will consider nomiknees to the Board recommended by shareholders so long as the shareholder gives timely notice in writing of his or her intent to nominate a director. To be timely, a shareholder nomination for a director to be elected at the 2012 Annual Meeting of Shareholders must be received at Granite’s principal office, addressed to the Corporate Secretary, on or before December 10, 2011.

In addition, Granite’s bylaws provide that any shareholder entitled to vote in the election of directors may directly nominate a candidate or candidates for election at a meeting provided that timely notice of his or her intention to make such nomination is given. To be timely, a shareholder nomination for a director to be elected at an annual meeting must be received at Granite’s principal office, addressed to the Corporate Secretary, not less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year’s annual meeting of shareholders was released to shareholders and must contain the information specified in our bylaws. If no meeting was held in the previous year, the date of the annual meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

For further information, see “Shareholder Proposals to be Presented at the 2012 Annual Meeting of Shareholders” on page 54.

Director Independence

Under the listing standards of the NYSE, a director is considered independent if the Board determines that the director has no material relationship with Granite. In determining independence, the Board considers pertinent facts and circumstances including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board follows these guidelines, established by the NYSE, when assessing the independence of a director:

•
A director who, within the last three years is, or has been, an employee of Granite or whose immediate family member is, or has been within the last three years, an executive officer of Granite, may not be deemed independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following that employment.

•
A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years more than $120,000 in direct compensation from Granite, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other management and compensation received by an immediate family member for service as an employee of Granite (other than an executive officer) will not be considered in determining independence under this test.

•
The following directors may not be deemed independent: (A) a director who is a current partner or employee of a firm that is Granite’s internal or external auditor; (B) a director who has an immediate family member who is a current partner of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who personally works on Granite’s audit; or (D) a director or immediate family member who was within the last three years a partner or employee of such a firm and personally worked on Granite’s audit within that time.

•
A director who or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Granite’s present executive officers at the same time serves or served on that company’s compensation committee may not be deemed independent.

•
A director who is a current employee or whose immediate family member is a current executive officer of a company that has made payments to, or received payments from, Granite for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues for that fiscal year may not be deemed independent.

The Board reviews the independence of all non-employee directors every year. For the review, the Board relies on information from responses to questionnaires completed by directors and other sources. Directors are required to immediately inform the Nominating and Corporate Governance Committee of any material changes in their or their immediate family members’ relationships or circumstances that could impact or change their independence status.

During 2010, the following non-employee directors who served on the Board for all or a part of the year were determined to be independent under the listing standards of the NYSE: Claes G. Bjork, James W. Bradford, Jr., David H. Kelsey, Rebecca A. McDonald, J. Fernando Niebla and William H. Powell. In addition, Gary M. Cusumano was independent for a portion of 2010. Mr. Cusumano ceased to be an independent director under the listing standards of the NYSE upon his daughter becoming a partner at PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. Mr. Cusumano’s daughter is not involved in our audit and is not considered a “covered person” with respect to us, as defined under the SEC’s independence-related regulations for auditors. As a result, this relationship has no effect on PricewaterhouseCoopers LLP’s independence as our independent registered public accounting firm. Mr. Cusumano served as the Chair of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee throughout 2010 and until March 4, 2011. Effective March 4, 2011, the Compensation Committee consisted of Mr. Bjork, Ms. McDonald and Mr. Powell, with Ms. McDonald serving as the acting Chair, and the Nominating and Corporate Governance Committee consisted of Mr. Kelsey, Ms. McDonald and Mr. Niebla. As a result of these actions, the Compensation Committee and the Nominating and Corporate Governance Committee are comprised entirely of independent directors.

Board and Annual Shareholder Meeting Attendance

During 2010, the Board of Directors held six regular meetings and two special meetings. Each of the directors attended at least 75% of the total number of meetings of the Board and any committee(s) on which he or she served. Except for irreconcilable conflicts, directors are expected to attend the annual meeting of shareholders. The annual meeting attendance policy is a part of Granite’s Board of Directors Corporate Governance Guidelines and Policies and is posted on Granite’s website. See “Granite Website” on page 16. Eight of the nine directors attended Granite’s 2010 Annual Meeting of Shareholders.

Communications with the Board

Any shareholder or other interested party wishing to communicate with the Board of Directors, or any particular director, including the Chairman of the Board or the Lead Director, if there is one, can do so by following the process described in the Communications with the Board of Directors Policy. The policy is posted on Granite’s website. See “Granite Website” on page 16.

Corporate Governance Guidelines and Policies

Granite’s Board of Directors is subject to the Board of Directors Corporate Governance Guidelines and Policies. The Board of Directors Corporate Governance Guidelines and Policies is available on our website. See “Granite Website” on page 16.

Code of Conduct

Granite’s Code of Conduct applies to all Granite employees, including the Chief Executive Officer and the Chief Financial Officer, and to all directors, including the Chairman of the Board. The Code of Conduct is available on Granite’s website. We will also post any amendments to or waivers of the Code of Conduct on our website. See “Granite Website” on page 16.

Granite Website

The following charters and policies are available on Granite’s website at www.graniteconstruction.com at the at the “Corporate Governance” site under “Investor Relations”: the Audit/Compliance Committee Charter, the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter, the Board of Directors Corporate Governance Guidelines and Policies, the Board of Directors’ Nomination Policy, and the Communication with the Board of Directors Policy. You can also obtain copies of these charters and policies, without charge, by contacting Granite’s Investor Relations Department at 831.724.1011. The Code of Conduct is available on Granite’s website at www.graniteconstruction.com at the “About Us” site under “Core Values.” You can obtain a copy of the Code of Conduct and any amendments to the Code of Conduct, without charge, by contacting Granite’s Human Resources Department at 831.724.1011.

Executive and Director Compensation and Other Matters

Compensation Discussion and Analysis

Company Restructuring, Reorganization and Executive Officer Role Changes

Effective January 1, 2010, the Company reorganized from two geographic divisions, each headed by a Division Manager with separate revenue accountability, into three geographic groups, each headed by a Group Manager. Mr. Michael Donnino retained his position as Senior Vice President and Group Manager with responsibility for the East and Arizona Regions. Mr. Thomas Case was promoted to Vice President and Group Manager with responsibility for the Utah, Nevada, Northwest and Alaska Regions, and Mr. John Franich assumed responsibility as Vice President and Group Manager for the California Regions.

On May 17, 2010, Granite announced that William G. Dorey, President and Chief Executive Officer, would be retiring effective August 31, 2010, and be succeeded by James H. Roberts, Executive Vice President and Chief Operating Officer. In addition to assuming his new responsibility as President and Chief Executive Officer, Mr. Roberts continues to have the Group Managers report directly to him. It was determined that Mr. Roberts’ former position as Executive Vice President and Chief Operating Officer would not be filled at this time.

In recognition of Mr. Roberts’ promotion to President and Chief Executive Officer effective September 1, 2010, it was determined that adjustments to Mr. Roberts’ base salary, Annual Incentive Plan (AIP) and Long Term Incentive Plan (LTIP) were appropriate.

Effective June 1, 2010, LeAnne Stewart resigned from her position as Senior Vice President and Chief Financial Officer. Laurel Krzeminski, Granite’s Controller, was appointed as interim Chief Financial Officer. Effective November 3, 2010, Ms. Krzeminski was promoted to Vice President and Chief Financial Officer.

Based on the new organizational structure, the titles as of January 1, 2010 of the Named Executive Officers and their titles or status as of December 31, 2010 are as follows:

Named Executive Officer	Title as of January 1, 2010	Title as of December 31, 2010
James H. Roberts	Executive Vice President & Chief Operating Officer (COO)	President & Chief Executive Officer (CEO)
Laurel J. Krzeminski	Vice President & Controller	Vice President & Chief Financial Officer (CFO)
Michael F. Donnino	Senior Vice President and Group Manager	Senior Vice President and Group Manager
Thomas S. Case	Vice President and Group Manager	Vice President and Group Manager
John A. Franich	Vice President and Group Manager	Vice President and Group Manager
William G. Dorey	President & Chief Executive Officer (CEO)	Retired effective August 31, 2010
LeAnne M. Stewart	Senior Vice President & Chief Financial Officer (CFO)	Resigned effective June, 1 2010

Objective of the Compensation Program

Compensation paid to our executive officers is structured to align with Granite’s short and long-term performance objectives. The Compensation Committee believes that the most effective way to enhance Granite’s performance is to emphasize variable compensation. The market for executive talent is highly competitive and the objective of our compensation program is to attract and retain talented, creative, and experienced executives with the skills and leadership qualities necessary to compete in the marketplace, deliver consistent financial performance and grow shareholder value. Key elements of the program are as follows:

•	Market competitive base salaries, with the 50th percentile of comparable positions in the market as the starting point;

•	Actual pay levels reflecting market data, individual experience, tenure and ability to impact business and financial results;

•	Short-term and long-term goals aligned with the best interests of shareholders, with cash and stock-based incentives earned upon the attainment of pre-established financial and non-financial goals;

•
A comprehensive benefits program which is available to all salaried employees and includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long-term disability insurance, paid vacation and holiday pay; and

•	Eligibility, along with other key management employees, to participate in our Non-Qualified Deferred Compensation (“NQDC”) Program and a program offering periodic medical examinations.

Executive Officer Compensation Program

The key components of the 2010 program for compensating our Named Executive Officers are as follows:

•	Adjustments to align total direct compensation closer with market median levels if deemed necessary by the Compensation Committee;

•
A stand-alone Annual Incentive Plan (AIP) with Return on Net Assets (“RONA”), Safety, Adjusted Operating Income (“AOI”), Operating Cash Flow (“OCF”) Margin, and Strategic Objectives as the key performance measures;

•
A stand-alone Long-Term Incentive Plan (LTIP) measuring three-year average Economic Profit (“EP”) and relative Total Shareholder Return (“TSR”) compared to certain targeted companies in the Standard and Poor’s Construction Materials and Construction and Engineering classifications;

•	Incentive compensation opportunity determined on the basis of three separate performance levels — threshold, target and maximum; and

•	Stock ownership guidelines.

The specific provisions of the compensation opportunity, plan design, and performance objectives are described in greater detail in the remainder of this Compensation Discussion and Analysis.

Role of the Compensation Committee and Chief Executive Officer in Determining Executive Compensation

The Compensation Committee is actively engaged in the design and approval of all elements of the compensation program for our key executive officers. Compensation and potential payouts are determined with assistance and recommendations from the independent compensation consultant named below. The Compensation Committee determines the compensation of the Chief Executive Officer. The annual salary levels, incentive compensation targets and potential payouts of the other executive officers are determined by the Compensation Committee based on recommendations of the Chief Executive Officer and compensation consultant. See also “Information About the Board of Directors and Corporate Governance — Committees of the Board — Compensation Committee” on page 11.

Role of the Compensation Consultant

The Compensation Committee has retained Mercer as its compensation consultant to provide information, analysis, and advice with regard to executive officer compensation. Representatives of the compensation consultant attend Compensation Committee meetings and provide guidance and expertise on competitive pay practices and plan designs that are consistent with the key objectives of the compensation program. See also “Information About the Board of Directors and Corporate Governance — Role of the Compensation Consultant” on page 11.

Market Data Considered in Determining Executive Compensation

The Compensation Committee reviews available industry compensation data to establish competitive compensation levels which will reward our executive officers if performance targets are achieved. Benchmark data is obtained from the following three sources:

•	A peer group of nine public companies representing the construction engineering and construction materials industries;

•	Private company data for companies in the engineering and construction industries; and

•	A broad industrial comparator group.

The data from the peer group of nine public companies is used by the Compensation Committee to establish base salary, target total cash and long-term incentive compensation levels.

The private company and broad industrial market data is used as an additional reference point in establishing compensation levels.

Peer Group of Nine Public Companies

The nine public companies selected for the peer group are in the construction, engineering and/or construction materials industries and compete for executive talent in the same market as Granite. The table below names each of the companies and its respective annual revenues and total assets for its 2009 fiscal year.

Company Name	Revenues ($Millions)	Total Assets ($Millions)
Chicago Bridge & Iron	$4,557	$3,017
Dycom Industries Inc.	$1,107	$694
Emcor Group Inc.	$5,548	$2,982
Martin Marietta Materials	$1,703	$3,239
McDermott International Inc.	$6,193	$4,849
Quanta Services Inc.	$3,318	$4,117
Texas Industries Inc.	$839	$1,573
Tutor Perini Corp.	$5,152	$2,821
Vulcan Materials Co.	$2,691	$8,533
Granite Construction Incorporated	$1,964	$1,710

Granite’s fiscal 2010 revenues and total assets at December 31, 2010 were $1,762,965,000 and $1,535,533,000, respectively.

Private Company Market Data

Private company market data was provided by Analytical/FMI, a compensation consulting firm that gathers extensive compensation data for companies in the engineering and construction industries. The companies participating in the survey are companies that compete with Granite for key engineering and construction talent. The Compensation Committee selected private companies with employee headcount and revenue similar to ours. Specifically, the companies used in the benchmarking were Gilbane Building Company, Peter Kiewit Sons, Inc., TIC Holdings, Inc. and Zachry Holdings, Inc.

Broad Industrial Market Data

The broad industrial market data consisted of 41 public companies with revenues between $1 billion and $5 billion from a broad industrials comparator group.

Compensation Elements

Base Salaries

The base salaries of Mr. Case and Mr. Franich were adjusted from $230,000 to $275,000 effective January 1, 2010, based on their promotion to the Vice President and Group Manager position and assumption of added responsibility. Mr. Roberts’ base salary was increased from $375,000 to $500,000 effective September 1, 2010, upon his assumption of duties as the President and CEO. Effective November 3, 2010, Ms. Krzeminski’s base salary was raised from $240,000 to $350,000 in connection with her promotion to Vice President and Chief Financial Officer. The increases in base salary were supported by benchmark data for comparable positions from Granite’s 2010 Peer Group. Effective July 1, 2010, the Named Executive Officers agreed to a 10% reduction in base salaries until December 31, 2010, as part of Granite’s company-wide focus on cost reduction (accordingly Mr. Roberts’ and Ms. Krzeminski’s new base salaries were reduced by 10% effective September 1, 2010 and November 3, 2010, respectively).

Base Salary Positioning Chart

Named Executive Officer	2010 Base Salary(1)	Peer Group Median	% Variance
James H. Roberts(2)	$500,000	$976,000	-95%
Laurel J. Krzeminski(3)	$350,000	$488,000	-39%
Michael F. Donnino	$300,000	$343,000	-14%
Thomas S. Case	$275,000	$343,000	-25%
John A. Franich	$275,000	$343,000	-25%
William G. Dorey	$500,000	$789,000	-58%
LeAnne M. Stewart	$360,000	$382,000	-6%

(1) Base salaries do not reflect the 10% salary reduction from July 1, 2010 - December 31, 2010. For amounts paid as base salary during 2010, see the Summary Compensation Table appearing on page 32.

(2) Reflects Mr. Roberts’ base salary effective September 1, 2010 and his promotion to President and Chief Executive Officer.

(3) Reflects Ms. Krzeminski’s base salary effective November 3, 2010 and her promotion to Vice President and Chief Financial Officer.

Annual Incentive Compensation

Mr. Dorey and Mr. Roberts participated in the Corporate Annual Incentive Plan in 2010. Ms. Krzeminski was a participant in the Corporate Annual Incentive Plan effective November 3, 2010. Mr. Donnino, Mr. Case and Mr. Franich participated in both the Corporate and Group Annual Incentive Plans in 2010. Each Named Executive Officer’s targeted annual incentive opportunity is expressed as a percentage of base salary. Actual payouts can range between 0% and 200% of target opportunity based on performance as described in more detail below. Incentive compensation was calculated on base salaries prior to the 10% reduction.

Target Annual Incentive Opportunity

	2010	Target Annual Incentive Opportunity
Named Executive Officer	Base Salary	(% of Base Salary)	($)
James H. Roberts (1)	$500,000	150%	$750,000
Laurel J. Krzeminski (2)	$350,000	60%	$210,000
Michael F. Donnino	$300,000	100%	$300,000
Thomas S. Case	$275,000	75%	$206,250
John A. Franich	$275,000	75%	$206,250
William G. Dorey	$500,000	150%	$750,000
LeAnne M. Stewart (3)	$360,000	60%	$216,000

(1) Mr. Roberts’ target annual incentive opportunity was increased from 100% to 150% of base salary upon his promotion to President and Chief Executive Officer.

(2) Ms. Krzeminski’s target annual incentive opportunity is based upon her promotion to Vice President and Chief Financial Officer and her being placed in the Corporate Annual Incentive Plan. Upon assumption of her duties as Interim Chief Financial Officer no changes were made to Ms. Krzeminski’s 2010 Annual Incentive Compensation (for further information, see “2010 Corporate Incentive Compensation Plan” beginning on page 26).

(3) Pursuant to the terms of Ms. Stewart’s Severance Agreement, she received a payment equal to her 2010 Annual Incentive Plan target bonus, prorated for her 151 days of service in 2010.

The following table illustrates the 2010 Annual Incentive Plans. During 2010, for Mr. Dorey and Mr. Roberts, 100% of their annual incentives are based on the Corporate Annual Incentive Plan. For Mr. Donnino, Mr. Case and Mr. Franich, 75% of their annual incentive compensation is based on the performance of the respective groups under the Group Annual Incentive Plan and 25% of their annual incentive compensation is based on the Corporate Annual Incentive Plan. Payout calculations exclude the impact of any extraordinary business activity during the incentive cycle (e.g., acquisition or restructuring).

Return on Net Assets

RONA is calculated by dividing the adjusted net income Granite earned in the year ended December 31, 2010, by its weighted average net assets, adjusted for the purpose of calculating incentive compensation (total weighted average assets less current liabilities, long-term debt, estimated value of quarry property which will not be mined within the next five years, deferred income taxes, and restructuring expenses).

RONA performance objectives for a given plan year are based on Granite’s Weighted Average Cost of Capital (“WACC”) which is defined as Granite’s blended cost of debt and equity. The WACC, approved by the Compensation Committee for the purpose of calculating incentive compensation, was 7.5% for 2010. The Corporate Annual Incentive Plan incorporates RONA and WACC because of the significant capital needs of the business. Granite’s operations require sizable investment in capital equipment and aggregate reserves, which require periodic replacement. Both the Group Annual Incentive Plan and the Corporate Annual Incentive Plan are designed in part to reward high returns on the net assets employed.

In determining threshold, target and maximum RONA objectives, the Compensation Committee considers Granite’s RONA history, industry comparisons, growth rate, new investments in the business, cost of capital, and current market conditions. The RONA objectives are reviewed and approved annually by the Compensation Committee, as is the amount of incentive compensation that can be earned by each executive officer.

Operating Cash Flow Margin

The Operating Cash Flow (“OCF”) Margin is calculated by dividing net cash flow from operating activities (as adjusted for restructuring expenses) by annual revenue. The Corporate Annual Incentive Plan incorporates OCF Margin as one of the two financial metrics because it measures our ability to maintain the operating cash necessary to replace assets, purchase assets for growth, and generate fair dividend returns to the shareholders.

Like RONA, the threshold, target and maximum OCF Margin objectives are established at levels that the Compensation Committee considers appropriate given Granite’s historical performance, industry comparisons, and current market conditions. The OCF Margin objectives and associated payout levels for executive officers are reviewed and approved annually by the Compensation Committee.

Strategic Objectives

In addition to financial objectives, the Compensation Committee introduced a component to the Annual Incentive Plan that provides for payouts based on achievement of strategic objectives. Strategic objectives are reviewed and approved by the Compensation Committee on an annual basis and may change from year to year. The strategic objectives identified for each executive officer included a mix of quantitative and qualitative factors. For 2010 these included: sales, general and administrative expense reduction, new award attainment, leadership development and succession planning goals. The objectives may have different weighted values as agreed upon by the Compensation Committee and the CEO.

In the case of the executive officers other than the CEO, the Committee’s establishment of these strategic metrics and its assessment of their achievement are based primarily on the CEO’s judgment and recommendations. The establishment of strategic objectives for the CEO and assessment of his individual performance is determined by the Compensation Committee in consultation with other members of the Board of Directors.

Safety

In keeping with our policy of honoring our employees, Granite’s objective is to provide the safest working environment in the industry. Total Safety Incident Rate (“TSIR”) targets were established in 2006. Granite’s strategic plan was to reduce the TSIR to 6.0 by the end of 2010. The safety measure objectives are determined based on management expectations and historical performance. To ensure progress toward the 2010 objective and focus executive efforts on minimizing accidents and fatalities, safety is a part of the Corporate and Group Annual Incentive Plans. The Corporate and Group Annual Incentive Plans had the same performance criteria. No safety-related incentive is payable under either plan if we experience an employee work-related fatality during the plan year. The TSIR target and payout levels are reviewed and approved annually by the Compensation Committee.

The safety goal uses the TSIR as reported by December 31st of each year to determine whether there has been an overall increase or decrease in safety incidents. Three separate injury rate measures are added to determine the overall TSIR:

A.	Total Injury Incident Rate (“TIIR”) tracks all injuries requiring an employee to be treated by a health care professional, even if the treatment provided is minor.

B.	OSHA Recordable Injury Rate (“ORIR”) tracks all injuries serious enough to require OSHA documentation (i.e., medical treatment, restricted duty, lost time).

C.	Lost Time Injury Rate (“LTIR”) tracks all injuries serious enough to cause an injured employee to be away from work for any days beyond the day of the injury.

Incident rates, which represent the number of events per 100 full-time employees, are calculated by multiplying the number of events by category (total injuries, OSHA recordable injuries or lost time injuries) by 200,000 (2,000 hours per employee per year x 100 employees) and dividing by the total number of hours of employee exposure.

For example, in 2010 there were 8,300,531 hours of employee exposure and the injuries reported were as follows:

Total Injuries:	129
OSHA Recordable Injuries:	104
Lost Time Injuries:	31

The Total Safety Incident Rate for 2010 was calculated as follows:

Total Injury Incident Rate:	129 x 200,000 / 8,300,531	=	3.1
OSHA Recordable Injury Rate:	104 x 200,000 / 8,300,531	=	2.5
Lost Time Injury Rate:	31 x 200,000 / 8,300,531	=	0.7
Total Safety Incident Rate:	(TIIR + ORIR + LTIR)	=	6.4

Group Adjusted Operating Income

AOI is defined as actual operating income adjusted for pre-defined profit or loss items such as interest earned or charged on operating cash flow and accounting eliminations for such items as equipment transfers and material sales between business units. Under the Group Annual Incentive Plan, executives begin to earn incentive compensation when the Group’s AOI exceeds an initial AOI threshold. The maximum cash incentive for the Group Annual Incentive Plan is paid when a group’s AOI maximum is achieved. Between the threshold, target and maximum performance, incentive is earned on a prorated basis. The Group AOI objectives, as well as the threshold, target and maximum incentive that can be earned by each Group Manager, have been set annually by the Chief Operating Officer, reviewed by the Chief Executive Officer and reviewed and approved by the Compensation Committee.

In determining Group AOI targets, consideration is given to the size of the group, the value of the net assets employed by the group, recent group performance history and current market conditions. If the Group AOI target is not achieved, the actual cash incentive paid is based on a proration of actual Group AOI compared to the Group AOI target.

2010 Annual Incentive Plan Performance Objectives and Actual Performance

Named Executive Officers can earn between 50% and 200% of their annual target opportunity, depending upon the level of performance for financial and safety measures. Payout is zero for performance below threshold levels. For the strategic objectives they can earn 100% of their annual target opportunity for achieving all strategic goals. If achievement levels of strategic goals exceed targets, the Compensation Committee has the discretion to award payouts above target amounts.

Performance objectives and actual performance for 2010 are presented below:

	Corporate Goals			Group Goals
Performance Level	RONA	OCF Margin	Corporate Safety	Donnino AOI ($Millions)	Case AOI ($Millions)	Franich AOI ($Millions)	Donnino Safety (TSIR)	Case Safety (TSIR)	Franich Safety (TSIR)
Maximum	13.13%	8.5%	4.20	$90.0	$100.0	$100.0	4.2	4.2	4.2
Target	9%	6.0%	6.00	$67.0	$75.0	$75.0	6.0	6.0	6.0
Threshold	6.75%	4.5%	7.80	$45.0	$50.0	$50.0	7.8	7.8	7.8
Actual	(1.0%)	2.4%	6.40	$47.8	$7.9	$8.1	8.2	5.4	7.1
Payout (% of target )	0%	0%	89%	56%	0%	0%	0%	133%	69%

For the strategic goals, the Compensation Committee evaluated performance and determined a percentage payout relative to target.

Based on actual performance, individual incentives earned by the Named Executive Officers were as follows:

Named Executive Officer	Target Annual Incentive ($)	Actual Annual Incentive ($)	Actual Annual Incentive (% of Target Opportunity)
James H. Roberts (1)	$750,000	$194,444	26%
Laurel J. Krzeminski (1)	$210,000	$13,409	6%
Michael F. Donnino	$300,000	$142,725	48%
Thomas S. Case	$206,250	$95,104	46%
John A. Franich	$206,250	$70,778	34%
William G. Dorey (1)	$750,000	$169,444	23%
LeAnne M. Stewart (2)	$216,000	—	—

(1) The actual annual incentive of Mr. Roberts, Ms. Krzeminski and Mr. Dorey reflect the changes in their positions during 2010 (for further information, see the Target Annual Incentive Opportunity chart on page 20). Mr. Roberts’ actual annual incentive is prorated to reflect eight months as Executive Vice President and Chief Operating Officer and four months as President and Chief Executive Officer. Mr. Roberts target annual incentive opportunity was $375,000 prior to becoming President and Chief Executive Officer. Ms. Krzeminski’s actual annual incentive is prorated to reflect two months as Vice President and Chief Financial Officer. See “2010 Corporate Incentive Compensation Plan” on page 26 for Ms. Krzeminski’s payments prior to becoming Chief Financial Officer. Mr. Dorey’s actual annual incentive is prorated to reflect eight months as President and Chief Executive Officer.

(2) Pursuant to the terms of Ms. Stewart’s Severance Agreement, she received a payment equal to her 2010 Annual Incentive Plan target bonus prorated for her 151 days of service in 2010.

Long-Term Incentive Compensation

In order to emphasize sustained long-term performance, all Named Executive Officers participate in the 2010 Corporate Long-Term Incentive Compensation Plan (“2010 LTIP”). The Compensation Committee reviewed peer group compensation data for comparable positions and established incentive target opportunities which approximate peer group median compensation levels.

The opportunities for the Named Executive Officers under the 2010 LTIP are presented below.

Named Executive Officer	2010 LTIP Incentive Target Opportunity ($)
James H. Roberts	$900,000
Laurel J. Krzeminski (1)	N/A
Michael F. Donnino	$600,000
Thomas S. Case	$600,000
John A. Franich	$600,000
William G. Dorey	$2,000,000
LeAnne M. Stewart (2)	$600,000

(1) Ms. Krzeminski was not a participant in the 2010 LTIP as she was not a Named Executive Officer at the time participation was determined.

(2) Upon her resignation, Ms. Stewart ceased to participate in the 2010 LTIP.

The Corporate LTIP pays out based on EP and Granite’s relative TSR performance in accordance with the funding mechanics explained below. Individual allocations are made based on a share of the total pool and are paid out in restricted stock units that vest ratably over three years unless an officer is retirement eligible. The number of shares is calculated based on the individual award value divided by the average of the daily closing stock price in the first 30 days of January of the plan year.

Long-Term Incentive Plan Funding Mechanism

Economic Performance Funding			TSR(1)
Three-Year Average EP Performance	Pool Funding		TSR Rank Relative to Blended Index	Multiplier
Maximum = In excess of $25 million	28% per incremental dollar over $25 million	X	(13 Companies Total including Granite)
Threshold ($5 million )	23% of 3-Year		1-4 of 13	2.00x
to Target ($25 million)	EP Average		7 of 13	1.00x
Below Threshold of	$0		10 of 13	0.50x
$5 million			11-13 of 13	0.25x

(1) Linear interpolation is applied for TSR ranks between those specified in the table above.

Economic Profit

The LTIP incorporates Economic Profit (EP) because of the significant capital needs of the business and the Compensation Committee’s objective of creating long-term economic value for shareholders. Understanding how value is created is a key component to implementing an effective strategy and EP provides a framework for evaluating value creation across the portfolio, allocating capital across the portfolio, understanding and quantifying competitive advantage, understanding investor expectations, and developing value growth strategies. EP is based on the economic concept of earning a return on capital invested in excess of Granite’s cost of capital. The Compensation Committee approved the use of EP in the LTIP to focus our executives’ long-term efforts on generating appropriate returns on the company assets which are a key driver of Granite’s business. This is intended to ensure that executive efforts are aligned with the interests of shareholders.

In each year of the three-year performance period EP is calculated as follows:

EP = Net Operating Profit after Tax (NOPAT) - (Average Net Assets x WACC)

NOPAT is defined as reported net income plus interest expense net of income tax effect. For purposes of EP, Net Assets is defined as total assets less non-interest bearing liabilities. A simple two-point average of beginning and end of year Net Assets is used to determine Average Net Assets.

For Performance Year 2010, EP payout was limited to zero or greater. Payout calculation for any long-term incentive cycle excludes the impact of any extraordinary business activity during an active long-term incentive cycle (e.g., acquisition or restructuring). The EP performance target for the following long-term incentive cycle will be adjusted accordingly. Note that unlike the annual incentive calculation, Net Assets used for long-term incentive calculation purposes is not adjusted for the estimated value of quarry property which will not be mined within the next five years.

In determining threshold, target and maximum EP objectives, the Compensation Committee considers Granite’s historical EP performance, financial forecasts, industry comparisons, cost of capital, and current market conditions. The EP sharing ratios are reviewed and approved annually by the Compensation Committee.

Total Shareholder Return

In addition to EP, the Compensation Committee believes that it is important to explicitly align executive incentives with shareholder value creation. Potential payouts based on EP performance are adjusted by a TSR modifier based on Granite’s three-year TSR performance relative to companies in Standard & Poor’s Construction Materials and Construction and Equipment classification. When Granite’s TSR is at the high end of this group, executives’ payouts based on EP are adjusted upward and vice versa. This adjustment is intended to reward executives when the shareholders’ investment in Granite yields returns that are superior to comparable investments in one or more of the companies in the Standard & Poor’s Construction Materials and Construction and Equipment classification listed below.

TSR is calculated by dividing (i) the sum of the closing price on the last trading day of the three-year performance period and all dividends and per-share cash equivalents paid during the performance period, by (ii) the closing price on the day before the first day of the Performance Period. The list of companies used to calculate relative TSR performance consists of twelve companies from the Standard & Poor’s Construction Materials and Construction & Engineering classification (listed below) over a three year period that began January 1, 2008 and ended December 31, 2010. At the end of 2010, TSR for each of the twelve companies and Granite was calculated and ranked. Based on Granite’s rank, funding based on EP performance is modified.

•	Dycom Industries Inc.	•	Insituform Technologies	•	Shaw Group Inc.
•	Emcor Group Inc.	•	Jacobs Engineering Group Inc.	•	Texas Industries Inc.
•	Fluor Corp.	•	Martin Marietta Materials	•	URS Corp.
•	Headwaters Inc.	•	Quanta Services Inc.	•	Vulcan Materials Co.

2010 Long-Term Incentive Plan Payouts

As of December 31, 2010, Granite’s actual three-year average EP was a negative $12,872,000, which resulted in an interim funding of $0. Granite’s three-year TSR rank as of December 31, 2010, was 5 out of 13 resulting in a multiplier of 1.67x and a final long-term incentive pool of $0. Based on this performance actual individual long term incentive awards were as follows:

Named Executive Officer	Target Long-Term Incentive ($)	Actual Long-Term Incentive ($)	# Shares Awarded(1)
James H. Roberts	$900,000	$0	0
Laurel J. Krzeminski (2)	N/A	N/A	N/A
Michael F. Donnino	$600,000	$0	0
Thomas S. Case	$600,000	$0	0
John A. Franich	$600,000	$0	0
William G. Dorey	$2,000,000	$0	0
LeAnne M. Stewart (3)	$600,000	$0	0

(1) The number of shares awarded is calculated by dividing the actual long term incentive value by $33.86 which was the average stock price in January 2010.

(2) Ms. Krzeminski was not a participant in the 2010 Corporate Long Term Incentive Plan (LTIP).

(3) Upon her resignation, Ms. Stewart ceased to participate in the 2010 LTIP.

2010 Corporate Incentive Compensation Plan

Laurel Krzeminski participated in the Granite 2010 Corporate Incentive Compensation Plan until November 2, 2010 when she was promoted to Chief Financial Officer. Ms. Krzeminski then participated in the Executive Officer Compensation Program as described on page 18.

The 2010 Corporate Incentive Plan has three separate performance measures (a) RONA measured as percentage of WACC, (b) Total Safety Incident Rate (TSIR) and (c) discretionary goals.

RONA

Under the Corporate Incentive Compensation Plan, RONA threshold performance is earned when RONA reaches 40% of WACC or 3%. Maximum RONA performance is achieved when RONA is 173% of WACC or 13%. The 2010 WACC goal for Granite was set at 7.5%.

RONA Performance Table

	Threshold	Maximum
RONA as a Percentage of WACC	40%	173%
WACC	3%	13%
Incentive Compensation	1st Dollar of RONA Incentive Earned	100% of RONA Incentive Earned

Total Safety Incident Rate

The Safety Incentive is earned when the Total Safety Incident Rate is less than the threshold of 7.8. Maximum payout is achieved when the TSIR is 6.0.

TSIR Performance Table

	Threshold	Maximum
TSIR	7.8	6.0
Incentive Compensation	1st dollar of Safety Incentive earned	100% Safety Incentive earned

Discretionary Goals

The discretionary goals are a combination of both qualitative and quantitative factors. For Ms. Krzeminski, in 2010 these included: sales, general and administrative expense reduction, information technology project implementation, leadership and succession planning goals. The goal may have different weightings and were agreed upon at the beginning of the performance period.

The following tables illustrate the weightings assigned to each of Ms. Krzeminski’s performance metrics and the total annual maximum dollar incentive opportunity that could be earned under the 2010 Corporate Incentive Compensation Plan.

2010 Corporate Incentive Plan and Total Annual Maximum Incentive Opportunity

Performance Measure	Weighting	Maximum Dollar Incentive Opportunity
RONA (% of WACC)	70%	$157,500
Corporate Safety	5%	$11,250
Discretionary Goals	25%	$56,250
TOTAL	100%	$225,000

Based on actual performance, the individual incentives earned by Ms. Krzeminski under the 2010 Corporate Incentive Compensation Plan were as follows:

Performance Measure	Maximum Annual Incentive	Actual Annual Incentive(1)	Actual Annual Incentive (as % of Max Opportunity)
RONA (% of WACC)	$157,500	$0	0%
Corporate Safety	$11,250	$7,335	65%
Discretionary Goals	$56,250	$36,073	64%
TOTAL	$225,000	$43,408	19%

(1) The Actual Annual Incentive is prorated to reflect Ms. Krzeminski’s participation for ten months in the 2010 Corporate Incentive Compensation Plan through November 2, 2010.

Severance Payment

LeAnne M. Stewart, Senior Vice President and Chief Financial Officer, resigned from Granite effective June 1, 2010. Pursuant to the terms of her Severance Agreement she received:

●	One year base salary at the rate in effect at the time of her resignation;

●	A lump sum cash payment equal to her 2010 Corporate Annual Incentive Plan target bonus prorated for her 151 days of service in 2010; and

●	Vesting of restricted shares as if she had performed twelve additional months of service.

SEVERANCE PAYMENT AMOUNT
1 year Base Salary	$360,000
Prorated Target Bonus	$90,000
Restricted Shares(1)	$244,593
Total Severance Payout	$694,593

(1) Reflects the accelerated vesting of 8,723 restricted shares that would have vested March 2011 at a share price of $28.04 per share, the closing price per share of Granite’s common stock on June 1, 2010, the effective date of Ms. Stewart’s resignation.

Policy Regarding Recovery of Award if Basis Changes Because of Restatement

If the basis upon which a previous compensation award was made is determined to have been in error due to a restatement of a prior year’s financial results, it is Granite’s policy to either recover the amount overpaid or to hold the overpayment as an offset against future incentive compensation earned. There were no adjustments to calculations that affected incentive compensation calculated or paid in 2010.

Stock Ownership Guidelines

Our Board of Directors has adopted Stock Ownership Guidelines to align the interests of Granite’s executive officers with the interest of shareholders and to promote Granite’s commitment to sound corporate governance. Executive officers are expected to own and hold a minimum number of shares of Granite common stock based on relevant market competitiveness. Stock ownership guidelines are determined as a multiple of the executive officer’s base salary, and are as follows:

●	Chief Executive Officer: 3 x annual base salary

●	Other Executive Officers: 1.5 x annual base salary

Minimum stock ownership levels are to be achieved within five years following the later of the May 13, 2009 adoption of the Stock Ownership Guidelines and the date an individual becomes a executive officer. Compliance with the guidelines is reviewed by the Compensation Committee on an annual basis. Shares that count toward the satisfaction of the guidelines include:

●	Shares owned outright by the executive officer or his or her immediate family members residing in the same household, whether held individually or jointly;

●	Shares represented by restricted stock awards or units where the restrictions have lapsed;

●	Shares held for the executive officer’s account in the 401(k) Plan or ESOP; and

●	Shares held in trust for the benefit of the executive officer or his or her family.

Until the applicable guideline is achieved, the executive officer is required to retain an amount equal to 25% of net shares received as a result of the vesting of restricted stock or restricted stock units through Granite’s stock incentive plans.

Non-Qualified Deferred Compensation (NQDC)

Granite offers its executive officers and other key executives participation in the Granite Construction Key Management Deferred Compensation Plan II (the “NQDC”), which:

●	Allows key executives to defer incentive compensation and ESOP dividends. Executive officers can defer up to 100% of their annual cash bonus and ESOP dividends.

●	Provides a company matching contribution of 6% on the first $100,000 that the employee defers that is credited at the time of deferral.

●
Allows executive officers who are 62 years of age and have 10 years of service on the last day of the performance period to defer receipt of 100% of the restricted stock payable under the Performance Unit Agreement. A quarterly dividend equivalent is credited to executive officers who make this deferral election. Deferred performance units will be distributed as shares of Granite common stock.

●
Allows participants to choose from a menu of investment options. Granite determines the investment options for the NQDC menu and may add or remove investment options based on a review of the performance of the particular investment.

●
Includes a Rabbi Trust funded with historical deferrals over a four-year period beginning October 2008. All new deferrals will be held in the Trust. By holding the assets within a trust, participants have added security that future benefit obligations will be satisfied.

●
Includes an option under which participants can voluntarily direct Granite to purchase life insurance on their behalf and are eligible for a survivor benefit equal to one year’s base salary payable in the event of death. The survivor benefit is payable only while the participant is employed with Granite.

Other Compensation

Our executive officers are eligible to participate in the 401(k) Plan. In 2010, we provided matching contributions on compensation deferred as 401(k) contributions not to exceed 6% of IRS qualified compensation up to $245,000. Executive officers are provided insurance for personal and auto liability, as well as auto physical damage and umbrella liability.

2011 Plan Modifications

The Compensation Committee reviewed modifications to the Corporate and Group Annual Incentive Plans and Long Term Incentive Plan for performance year 2011. To focus the attention of the executive officers on increased coordination, resource utilization and overall Company performance, it was determined that the AIP performance metrics and weightings would be consistent for both the Group and Corporate AIP.

In prior years, the Group AIP goals were weighted towards AOI, while the Corporate AIP goals were weighted towards RONA and OCF margin and did not include the AOI component. The overall weighting assigned to strategic metrics was increased for the Corporate and Group AIP to provide the Chief Executive Officer more flexibility to individualize the strategic metrics to meet current business objectives. Strategic metrics for 2011 include sales, general and administrative expense reduction, new award growth, adjusted operating income achievement and development of high potential employees.

Payout or vesting of equity awards granted under our 2010 compensation packages were and are entirely contingent on the achievement of specific performance goals. Market best practices provide a mix of performance and service awards. Under the current program, the executive officers have limited opportunity to vest in equity awards for the foreseeable future. The Compensation Committee decided to add service based restricted stock unit awards to the compensation packages of the executive officers (beginning in fiscal year 2011). The Compensation Committee believes that such equity awards better align the interests of the executive officers with the best interests of shareholders and serve as an important retention vehicle. The Compensation Committee also determined to decouple the TSR multiplier from EP. This would provide the opportunity to reward good TSR performance separately from EP performance.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

Granite provides certain stock-based compensation under the Amended and Restated 1999 Equity Incentive Plan, as amended (the “Equity Plan”), which is accounted for under FASB Accounting Standard Codification Topic 718 (revised 2004), “Share-Based Payment.” Restricted stock compensation cost is measured as the stock’s fair value based on the market price at the date of grant. Restricted stock compensation cost is recognized on a prorated basis over the vesting period or the period from the grant date to the first maturity date after the holder reaches age 62 and has completed certain specified years of service, at which time all restricted shares become fully vested.

Salary and cash incentive payments and deferred compensation are taxable to the executive officers in the year they are paid. Restricted stock incentives are taxable income to the executive officer and provide an income tax deduction for Granite in the year the stock vests. Granite expenses salary and cash incentive payments in the year they are paid to the employee for tax purposes.

In connection with its determination of the various elements of compensation for our executive officers, the Compensation Committee takes into account the impact of Section 162(m) of the Internal Revenue Code on the deductibility of compensation for federal income tax purposes. Section 162(m) limits the deductibility of “nonperformance-based” compensation paid to our principal executive officer and our next four highest paid individuals, other than our principal financial officer, to $1 million annually. Some of the elements of our executive compensation package, including certain payments under our Corporate Annual Incentive Plan, are intended to qualify as “performance-based” compensation, which is exempt from the limitation on deductibility under Section 162(m). Payments under our Corporate Long-Term Incentive Compensation Plan do not qualify as “performance-based” compensation for the performance period 2009 and 2010. The Compensation Committee has the discretion to design and implement elements of executive compensation that may not qualify as “performance based” compensation and to approve compensation packages for individual executive officers that may not be fully deductible.

Change-in-Control Arrangements

All of our Named Executive Officers who are currently executive officers, along with six key employees approved by the Compensation Committee, are participants in the Executive Retention and Severance Plan. The purpose of the plan is to:

●
Provide an incentive to the existing management to remain with Granite during a potential change in control in order to obtain the best terms for the shareholders or to assure Granite’s viability in executing its strategy if Granite remains independent; and

●	Attract and retain executives by reducing their concerns regarding future employment following a change in control.

The Executive Retention and Severance Plan provides that if an executive officer’s employment with Granite is terminated within three years after a “change in control” of Granite other than for cause, or if the executive officer resigns voluntarily for “good reason,” the executive officer will be entitled to the following benefits:

●	A lump sum payment equal to three times the executive officer’s annual base salary rate in effect immediately prior to the executive officer’s termination;

●
A lump sum payment equal to three times the average of the aggregate of all annual incentive bonuses earned by the executive officer for the three fiscal years immediately preceding the fiscal year of the change in control;

●
A lump sum payment equal to the average of the aggregate annual employer contribution, less applicable withholding, made on behalf of the executive officer for the three fiscal years preceding the fiscal year of the change in control to the ESOP, 401(k) Plan, and any other retirement plan in effect immediately prior to the change in control;

●
A lump sum payment equal to three times the average annual premium cost for group health, life, and long-term disability benefits, provided for the three fiscal years preceding the fiscal year of termination;

●	Accelerated vesting of equity awards in accordance with the provisions contained in such plans; and

●	Reasonable professional outplacement services for the executive officer until the earlier of two years following the date of termination or the date on which the executive officer obtains employment.

The amount of payment made to the terminated executive officer will not exceed, and will be reduced, if required, in order not to exceed the “Safe Harbor” amount allowable under Section 4999 of the Internal Revenue Code.

The Compensation Committee has approved changes to the Executive Retention and Severance Plan that are believed to be in alignment with emerging best practices. The benefits provided to current participants under the Executive Retention and Severance Plan were not changed. Benefits to new participants will be dependent upon their level of responsibility within the organization and would have reduced severance multiples as follows:

Position	Severance Multiple
Chief Executive Officer	2.99	x
Senior Vice President/ Chief Financial Officer	2	x
Other Officers	1	x

For purposes of the Executive Retention and Severance Plan:

●
A “change-in-control” is defined as (i) a merger, consolidation or acquisition of Granite where our shareholders do not retain a majority interest in the surviving or acquiring corporation; (ii) the transfer of substantially all of our assets to a corporation not controlled by Granite or its shareholders; or (iii) the transfer to affiliated persons of more than 30% of our voting stock, which leads to a change of a majority of the members of the Board of Directors; and

●
“Good reason” means (i) a material diminution in the executive’s authority, duties or responsibilities, causing the executive’s position to be of materially lesser rank or responsibility within Granite or an equivalent business unit of its parent; (ii) a decrease in the executive’s base salary rate; (iii) relocation of the executive’s work place that increases the regular commute distance between the executive’s residence and work place by more than 30 miles (one way); or (iv) any material breach of the plan by Granite with respect to the executive during a change-in-control period.

A change-in-control will also affect restricted stock earned under the Equity Plan. The Executive Retention and Severance Plan provides that if the surviving successor or acquiring corporation does not either assume outstanding restricted stock awards or substitute new restricted stock awards having an equivalent value, the Board of Directors will provide that any restricted stock awards otherwise unvested will be immediately vested in full.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Granite’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Members of the Compensation Committee:

Gary M. Cusumano(1)	Claes G. Bjork
William H. Powell	Rebecca A. McDonald

(1) Effective March 4, 2011, Mr. Cusumano no longer served on the Compensation Committee.

This Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Compensation Committee by reference therein.

Summary Compensation Table
2010

The following table summarizes, for the years specified, the compensation for each individual who served as our Chief Executive Officer during 2010, each individual who served as our Chief Financial Officer during 2010 and the three other most highly compensated executive officers for the fiscal year ended December 31, 2010.

Named Executive Officer and Position (a)	Year (b)	Salary ($) (c)		Stock Awards(1) ($) (d)		Non-Equity Incentive Plan Compensation(2) ($) (e)	All Other Compensation(3) ($) (g)	Total ($) (h)
James H. Roberts	2010	393,754	(4)	318,743		194,444	134,921	1,041,862
President and	2009	316,667		697,730		330,563	126,758	1,471,718
Chief Executive Officer	2008	300,000		237,512		332,818	137,304	1,007,634
(Principal Executive Officer)

Laurel J. Krzeminski	2010	251,932	(5)	118,188		56,817	62,670	489,607
Vice President and
Chief Financial Officer
(Principal Financial Officer)

Michael F. Donnino	2010	285,000		294,235		142,725	71,068	793,028
Senior Vice President	2009	300,000		568,063		414,923	77,223	1,360,209
and Group Manager	2008	300,000		57,004		270,000	96,209	723,213

Thomas S. Case	2010	261,250		31,187		95,104	65,123	452,664
Vice President
and Group Manager

John A. Franich	2010	261,250		30,055		70,778	53,933	416,016
Vice President
and Group Manager

William G. Dorey	2010	325,000		980,737	(6)	169,444	191,517	1,666,698
Retired President and	2009	500,000		1,506,898	(6)	503,606	42,019	2,552,523
Chief Executive Officer	2008	500,000		526,681	(6)	630,000	54,877	1,711,558

LeAnne M. Stewart	2010	151,364		294,235		-	731,930	1,177,529
Former Senior Vice	2009	360,000		637,545		124,015	41,762	1,163,322
President and Chief	2008	330,000		-		198,000	70,159	598,159
Financial Officer

(1) The awards in column (d) reflect the grant date fair value of stock awards granted in the stated year based on performance in the prior year. The grant date fair value is determined in accordance with Financial Accounting Standards Code Topic 718, without regard to potential forfeitures. For additional information about the assumptions used in these calculations, see Note 14 to the audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Please refer to the “Compensation Discussion and Analysis — Compensation Elements — Long Term Incentive Compensation” beginning on page 24 for a detailed explanation of the 2010 Long Term Incentive Plan.

(2) The amounts in column (e) reflect (i) for 2010, the cash awards earned for performance in 2010 and paid in March 2011; (ii) for 2009, cash awards earned for performance in 2009 and paid in March 2010; and (iii) for 2008, cash awards earned for performance in 2008 paid in March 2009. For a detailed explanation of cash awards for performance in 2010, see “Compensation Discussion and Analysis — Compensation Elements — Annual Incentive Compensation” beginning on page 20 and “Compensation Discussion and Analysis — 2010 Corporate Incentive Compensation Plan” beginning on page 26.

(3) Please refer to the Other Compensation Table below for details with respect to all other compensation.

(4) Mr. Roberts was promoted to President and Chief Executive Officer effective September 1, 2010. Accordingly, his salary for 2010 reflects (i) six months of payments at an annual base salary rate of $375,000, (ii) two months of payments at an annual base salary rate of $375,000, reduced by 10% in connection with the Company’s cost reduction efforts, and (iii) four months of payments at an annual base salary rate of $500,000, reduced by 10% in connection with the Company’s cost reduction efforts.

(5) Ms. Krzeminski was promoted to Vice President and Chief Financial Officer effective November 3, 2010. Accordingly, her salary reflects (i) ten months of payments at an annual base salary rate of $240,000, and (ii) two months of payments at an annual base salary rate of $350,000, reduced by 10% in connection with the company’s cost reduction efforts.

(6) Stock awards granted to Mr. Dorey in each of 2008, 2009 and 2010 were fully vested upon the grant date in accordance with the Compensation Committee’s practice providing for 100% vesting of stock upon an executive officer reaching age 62 with 10 years of service. Mr. Dorey elected to defer all the stock component of his incentive plan compensation for performance year 2007 into the Key Management Deferred Compensation Plan II. Therefore, he did not take constructive receipt in March 2008 of the stock component of his incentive compensation (shown in the table as awarded in 2008) for 2007 performance.

Other Compensation Table
2010

Named Executive Officer (a)	401(k) Match(1) ($) (b)	Dividends(2) ($) (c)	Nonqualified Deferred Company Contributions(3) ($) (d)	Vehicle(4) ($) (e)	Insurance(5) ($) (f)	Other ($) (g)		Total ($) (h)
James H. Roberts	14,700	90,157	-	12,146	17,918	-		134,921
Laurel J. Krzeminski	9,991	2,240	682	12,000	15,417	22,340	(6)	62,670
Michael F. Donnino	14,700	28,206	2,861	12,000	13,301	-		71,068
Thomas S. Case	14,700	17,106	-	12,060	17,918	3,339		65,123
John A. Franich	14,700	8,064	-	12,460	18,024	685		53,933
William G. Dorey	14,700	9,250	0	8,000	10,278	149,289	(7)	191,517
LeAnne M. Stewart	6,492	3,437	0	6,450	4,125	711,426	(8)	731,930

(1) The amounts in column (b) reflect the company matching contribution, not to exceed 6% of Internal Revenue Service qualified compensation up to $245,000, on compensation deferred into the 401(k) Plan.

(2) The amounts in column (c) reflect both Restricted Stock and ESOP Dividends paid to Messrs. Roberts, Donnino, Case and Franich, Restricted Stock Dividend Equivalent Units paid to Ms. Krzeminski, ESOP Dividends paid to Mr. Dorey and Restricted Stock Dividends paid to Ms. Stewart.

(3) The amounts in column (d) reflect the company matching contribution, not to exceed 6%, on the first $100,000 contributed into the Key Management Deferred Compensation Plan II.

(4) The amounts in column (e) reflect the vehicle allowances provided to the Named Executive Officers.

(5) The amounts in column (f) reflect the company expense for medical, dental, vision, life, and long-term disability insurance.

(6) This amount includes $21,655 of payments for Ms. Krzeminski’s relocation expense.

(7) Mr. Dorey retired effective September 1, 2010, at which time he became a non-employee director. The amount for Mr. Dorey in column (g) includes the payment by the Company to Mr. Dorey of $68,655 for unused accrued vacation at the time of his retirement. The amount also includes $80,634 of compensation to Mr. Dorey as a non-employee director beginning on September 1, 2010 as follows:

Fees Earned or Paid in Cash	Unit Award		All Other Compensation		Total
$25,000	$55,002	(a)	$632	(b)	$80,634

(a) The amount reflects the grant date fair market value of 2,423 Restricted Stock Units granted to Mr. Dorey on September 1, 2010. The grant date fair value is determined in accordance with Financial Accounting Standards Code Topic 718, without regard to potential forfeitures. For additional information about the assumptions used in these calculations, see Note 14 to the audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. These Restricted Stock Units vest on September 1, 2011. As of fiscal year ended December 31, 2010, Mr. Dorey had an outstanding balance of 2,437 Restricted Stock Units.

(b) The amount consists of dividends on the Restricted Stock Units granted to Mr. Dorey on September 1, 2010.

The amounts paid to Mr. Dorey as a non-employee director were prorated for his service as a non-employee director from September 1, 2010. For information regarding the fees paid to non-employee directors, see “Director Compensation — Cash and Equity Compensation Policy” on page 42.

(8) This amount reflects the payment by the Company to Ms. Stewart for unused accrued vacation of $16,833 and $694,593 pursuant to the terms of her Severance Agreement (see “Compensation Discussion and Analysis — Severance Payment” beginning on page 27).

Grants of Plan-Based Awards Table
2010

The following table provides additional information about incentive plan awards and other equity awards granted to our Named Executive Officers during the year ended December 31, 2010.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Named Executive Officer (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)	All Other Stock Awards: Number of Shares or Stock Units (#) (i)	Grant Date Fair Value of Stock Awards ($) (j)
James H. Roberts	-	$375,000	$750,000	$1,500,000	-	-	-	-	-
	-	-	-	-	-	$900,000	-	-	-
	3/11/10	-	-	-	-	-	-	11,263	$318,743	(3)
Laurel J. Krzeminski	-	$105,000	$210,000	$420,000	-	-	-	-	-
	3/11/10	-	-	-	-	-	-	996	$28,187	(3)
	7/01/10	-	-	-	-	-	-	3,908	$90,001	(4)
Michael F. Donnino	-	$150,000	$300,000	$600,000	-	-	-	-	-
	-	-	-	-	-	$600,000	-	-	-
	3/11/10	-	-	-	-	-	-	10,397	$294,235	(3)
Thomas S. Case	-	$103,125	$206,250	$412,000	-	-	-	-	-
	-	-	-	-	-	$600,000	-	-	-
	3/11/10	-	-	-	-	-	-	1,102	$31,187	(3)
John A. Franich	-	$103,125	$206,250	$412,000	-	-	-	-	-
	-	-	-	-	-	$600,000	-	-	-
	3/11/10	-	-	-	-	-	-	1,062	$30,055	(3)
William G. Dorey(5)	-	$375,000	$750,000	$1,500,000	-	-	-	-	-
	-	-	-	-	-	$2,000,000	-	-	-
	3/11/10	-	-	-	-	-	-	34,655	$980,737	(3)
LeAnne M. Stewart	-	$108,000	$216,000	$432,000	-	-	-	-	-
	-	-	-	-	-	$600,000	-	-	-
	3/11/10	-	-	-	-	-	-	10,397	$294,235	(3)

(1) Under the 2010 Annual Incentive Plan, each Named Executive Officer had the ability to earn 50% - 200% of his or her target annual incentive compensation based on the level (from below threshold to maximum) of achievement of performance goals. Amounts in columns (c) through (e) reflect threshold, target and maximum incentives, as applicable. For a more detailed discussion of annual incentive compensation and the payout actually received by each Named Executive Officer under the 2010 Annual Incentive Plan, see “Compensation Discussion and Analysis – Compensation Elements — Annual Incentive Compensation” beginning on page 20 and “Compensation Discussion and Analysis – Compensation Elements – Annual Incentive Compensation — 2010 Annual Incentive Plan Performance Objectives and Actual Performance” beginning on page 23.

(2) Under the 2010 Long-Term Incentive Plan, there was no minimum threshold payout and the maximum potential payout under the plan was uncapped. Any payouts under the plan are made in the form of Restricted Stock awards granted after the end of the year. None of the Named Executive Officers received any payouts under the 2010 Long-Term Incentive Plan. For a more detailed discussion of the 2010 Long-Term Incentive Plan and payouts thereunder, see “Compensation Discussion and Analysis – Compensation Elements — Long-Term Incentive Compensation” beginning on page 24.

(3) The shares of Restricted Stock granted on March 11, 2010 under the Equity Plan were granted based on actual 2009 performance under the 2009 Long-Term Incentive Plan. The number of shares granted to each Named Executive Officer was based on the dollar value of the long-term incentive earned by the Named Executive Officer divided by the average closing price of our common stock for January 2009, which average closing price was $39.50. The grant date fair value is determined by multiplying the number of shares granted by the closing price of our common stock on March 11, 2010, which was $28.30. The shares awarded to each individual, other than Mr. Dorey, vest in three equal annual installments beginning on March 11, 2011. In accordance with the Restricted Stock award agreement, Mr. Dorey’s shares vested upon grant because he was retirement eligible (i.e., he had attained age 62 and completed at least 10 years of service with Granite). The holders of Restricted Stock are entitled to receive payments of any cash dividends declared by the Board on the outstanding common stock of the Company.

(4) In recognition of her contribution and performance as Interim Chief Financial Officer, on July 1, 2010, Ms. Krzeminski received a special grant of 3,908 Restricted Stock Units. The grant date fair value was determined by multiplying the number of shares of common stock equivalents underlying the Restricted Stock Units by the closing price of our common stock on July 1, 2010, which was $23.03. These Restricted Stock Units vest in twelve equal quarterly installments beginning on October 1, 2010. Dividend equivalents are credited to unvested Restricted Stock Units for payment of any cash dividends declared by the Board on outstanding common stock of the Company, in an amount equal to the aggregate amount of dividends paid with respect to the number of common stock equivalents covered by the award divided by the fair market value per share of our common stock on the dividend payment date.

(5) Does not reflect the 2,423 Restricted Stock Units granted to Mr. Dorey on September 1, 2010, subsequent to his retirement as President and Chief Executive Officer, in connection with his service as a non-employee director. The grant date fair value for such award, determined by multiplying the number of shares of common stock equivalents underlying the Restricted Stock Units by the closing price of our common stock on September 1, 2010, which was $22.70, was $55,002. Dividend equivalents are credited to unvested Restricted Stock Units for payment of any cash dividends declared by the Board on outstanding common stock of the Company, in an amount equal to the aggregate amount of dividends paid with respect to the number of common stock equivalents covered by the award divided by the fair market value per share of our common stock on the dividend payment date.

Outstanding Equity Awards at Fiscal Year-End Table
2010

The following table summarizes equity awards made to the Named Executive Officers that were outstanding as of December 31, 2010.

	Stock Awards
Named Executive Officer (a)	Number of Shares or Units of Stock That Have Not Vested(1) (#) (b)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($) (c)
James H. Roberts	36,882	(3)	1,011,673
Laurel J. Krzeminski	6,033	(3)	165,485
Michael F. Donnino	20,879	(3)	572,711
Thomas S. Case	18,440	(3)	505,809
John A. Franich	15,297	(3)	419,597
William G. Dorey(4)	2,423	(5)	66,463
LeAnne M. Stewart	-		-

(1) Upon death or disability, all of the equity awards of a Named Executive Officer would vest immediately, in which case the Named Executive Officer or his or her estate could realize the amount specified in this table.

(2) The amounts shown in column (c) are based on the December 31, 2010 closing price of our common stock of $27.43.

(3) Vesting dates for each outstanding Restricted Stock and Restricted Stock Unit awards for the Named Executive Officers, other than Mr. Dorey, are as follows:

		Number of Shares Underlying Vesting Awards
Vesting Date	Award Type	James H. Roberts	Laurel J. Krzeminski	Michael F. Donnino	Thomas S. Case	John A. Franich
2011
01/01/2011	Restricted Stock Units	-	326	-	-	-
02/28/2011	Restricted Stock	-	-	371	4,487	2,019
03/11/2011	Restricted Stock	3,755	332	3,466	368	354
03/13/2011	Restricted Stock	5,754	717	4,684	2,441	2,441
04/01/2011	Restricted Stock Units	-	327	-	-	-
07/01/2011	Restricted Stock Units	-	328	-	-	-
08/31/2011	Restricted Stock	-	-	-	-	5,758
10/01/2011	Restricted Stock Units	-	327	-	-	-
12/30/2011	Restricted Stock	6,382	-	-	-	-
2012
01/01/2012	Restricted Stock Units	-	328	-	-	-
02/29/2012	Restricted Stock	-	-	371	3,573	880
03/11/2012	Restricted Stock	3,754	332	3,465	367	354
03/13/2012	Restricted Stock	5,754	717	4,685	2,441	2,441
04/01/2012	Restricted Stock Units	-	327	-	-	-
07/01/2012	Restricted Stock Units	-	328	-	-	-
10/01/2012	Restricted Stock Units	-	328	-	-	-
12/31/2012	Restricted Stock	7,729	-	371	-	-
2013
01/01/2013	Restricted Stock Units	-	328	-	-	-
02/28/2013	Restricted Stock	-	-	-	4,396	696
03/11/2013	Restricted Stock	3,754	332	3,466	367	354
04/01/2013	Restricted Stock Units	-	327	-	-	-
07/01/2013	Restricted Stock Units	-	329	-	-	-

(4) Pursuant to the Compensation Committee’s policy regarding vesting of equity awards and the agreements governing Mr. Dorey’s equity awards, Mr. Dorey became fully vested in all stock awards in 2006 upon attaining age 62 with 10 years of service with Granite. All awards granted to Mr. Dorey as an executive officer subsequent to Mr. Dorey attaining age 62 with 10 years of service vested 100% upon grant.

(5) On September 1, 2010, in connection with his service as a non-employee director subsequent to his retirement as President and Chief Executive Officer, Mr. Dorey was granted 2,423 Restricted Stock Units. These Restricted Stock Units vest on September 1, 2011.

Stock Vested Table
2010

The following table reflects the number of shares our Named Executive Officers acquired upon the vesting of stock awards during 2010 and the value realized before payment of any applicable withholding tax and broker commissions. There were no option exercises in 2010.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized upon Vesting(1)
Named Executive Officer	(#)	($)
(a)	(b)	(c)
James H. Roberts	14,665	408,763
Laurel J. Krzeminski	1,044	27,997
Michael F. Donnino	5,941	168,491
Thomas S. Case	10,080	280,781
John A. Franich	2,441	69,715
William G. Dorey	34,655 (2)	980,737
LeAnne M. Stewart	13,981	394,761

(1) The amounts in column (c) are based the fair market value of our common stock on the applicable vesting date.

(2) Pursuant to the Compensation Committee’s policy regarding vesting of equity awards and the agreements governing Mr. Dorey’s equity awards, Mr. Dorey became fully vested in all stock awards in 2006 upon attaining age 62 with 10 years of service with Granite. All awards granted to Mr. Dorey subsequent to Mr. Dorey attaining age 62 with 10 years of service vested 100% upon grant.

Nonqualified Deferred Compensation Table
2010

The following table summarizes our Named Executive Officers’ compensation under our nonqualified deferred compensation plan for the year ended December 31, 2010, which is also reflected in the Summary Compensation Table above:

Named Executive Officer (a)	Executive Contributions in Last Fiscal Year(l)(2)(3) ($) (b)	Registrant Contributions in Last Fiscal Year(1)(2)(4) ($) (c)	Aggregate Earnings in Last Fiscal Year(5) ($) (d)	Aggregate Withdrawals/ Distributions(6) ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
James H. Roberts	-	-	$52,605	-	$351,293
Laurel J. Krzeminski	$11,363	$682	$1,617	-	$31,293
Michael F. Donnino	$62,310	$2,861	$97,051	-	$1,188,924
Thomas S. Case	-	-	$111	-	$78,995
John A. Franich	-	-	$17	$209,919	-
William G. Dorey	-	-	$375,598	$987,226	$5,289,911	(2)
LeAnne M. Stewart	-	-	$13,312	-	$143,327

(1) The Granite Construction Key Management Deferred Compensation Plan II allows Named Executive Officers to defer incentive compensation and ESOP dividends. Granite provides a matching contribution of 6% on the first $100,000 of employee deferral. Participants are required to make an election each plan year with respect to the amount to be deferred, future distribution date, and form of distribution. A distribution election is irrevocable on the first day of each plan year. Ms. Krzeminski deferred 20% of her non-equity incentive compensation into the Key Management Deferred Compensation Plan II. Mr. Donnino deferred 30% of his non-equity incentive compensation and ESOP dividends into the Key Management Deferred Compensation Plan II. Mr. Roberts, Mr. Case, Mr. Franich, Mr. Dorey and Ms. Stewart made no deferrals during 2010 into the Key Management Deferred Compensation Plan II. Due to the timing difference of the matching contribution, amounts in column (c) may not equal 6% of the executive contribution in column (b).

(2) The Key Management Deferred Compensation Plan II allows executive officers who are 62 years of age and have 10 years of service on the last day of the performance period, to defer receipt of 100% of the restricted stock payable under any Performance Unit Agreement. A quarterly dividend equivalent is credited to the account of Executive Officers who defer performance units into the Key Management Deferred Compensation Plan II. For the performance period ended December 31, 2010, there was no deferral of restricted stock payable under any Performance Unit Agreement. Mr. Dorey’s aggregate balance of $5,289,911 reflects the cash value of $4,799,144 in incentive compensation and prior ESOP deferrals and 17,891 performance units valued at $490,767 based on a closing stock price of $27.43 on December 31, 2010. Ms. Krzeminski and Messrs. Roberts, Donnino, Case and Franich have no performance unit deferrals into the Key Management Deferred Compensation Plan II.

(3) Amounts included in this column are reported as compensation in the Summary Compensation table under the columns “Non-Equity Incentive Plan Compensation.”

(4) Amounts included in this column are reported as compensation in the Summary Compensation Table under the column “All Other Compensation.”

(5) Amounts included in this column do not include above market or preferential earnings (of which there were none) and, accordingly, such amounts are not reported in the Summary Compensation Table on page 32 as above market or preferential earnings.

(6) Amounts included in this column are distributions made pursuant to deferral elections made under the Key Management Deferred Compensation Plan II.

Potential Payments upon Termination or Change in Control

Except in the case of a change in control, Granite is not obligated to pay severance or other enhanced benefits to any of the Named Executive Officers except Ms. Stewart. Severance benefits were paid to Ms. Stewart upon the termination of her employment other than for cause as described under “Compensation Discussion and Analysis — Compensation Elements — Severance Payment” beginning on page 27. Upon death or disability, all of the equity awards of a Named Executive Officer would vest immediately, in which case the Named Executive Officer or his or her estate could realize the amount specified under Accelerated Equity Awards (column (e)) in the table below.

The following table describes an example of the potential payments and benefits under Granite’s compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon termination of employment within three years following a change in control of Granite. This example assumes the event occurred on the last business day of fiscal year 2010.

Named Executive Officer(1) (a)	Cash Severance Payment(2) ($) (b)	Insurance Benefits(3) ($) (c)	Other Compensation(4) ($) (d)	Accelerated Equity Awards(5) ($) (e)	Total ($) (f)
James H. Roberts	1,828,002	16,206	20,415	1,011,673	2,876,296
Laurel J. Krzeminski	1,144,557	16,206	11,818	165,485	1,338,066
Michael F. Donnino	1,253,216	16,206	19,890	572,711	1,862,023
Thomas S. Case	1,081,994	16,206	22,254	505,809	1,626,263
John A. Franich	1,074,244	16,206	21,234	419,597	1,531,281

(1) Mr. Dorey and Ms. Stewart are omitted from this table as Ms. Stewart resigned effective June 1, 2010 and Mr. Dorey retired August 31, 2010.

(2) The amounts in column (b) reflect a lump sum payment equal to (i) three times the annual average of the aggregate annual incentive bonuses earned for the three fiscal years preceding the fiscal year of the change in control plus (ii) three times the annual base salary rate in effect immediately prior to the termination.

(3) The amounts in column (c) reflect the lump sum equal to three times the average annual cost to Granite of the Named Executive Officer’s group insurance benefits, such as life, health and long-term disability, for the three fiscal years ending before the date of termination.

(4) The amounts in column (d) reflect a lump sum payment equal to three times the annual average cash equivalent of contributions which were made on behalf of the Named Executive Officer for the three fiscal years ending before the date of termination to the ESOP, 401(k) Plan and any other retirement plan provided by Granite and in effect as of the date of termination. This amount does not include additional amounts that may be payable for reasonable professional outplacement services for the Named Executive Officer to which the Named Executive Officer is entitled under the plan until the earlier of (i) two years following the date of termination and (ii) the date on which the Named Executive Officer obtains other employment.

(5) In the event of a change in control, if the acquiring corporation elects not to assume or substitute outstanding equity awards, all non-exercisable, unvested or unpaid portions of these outstanding equity awards would become immediately exercisable and fully vested. If the Named Executive Officer’s service is terminated within 12 months following a change in control, the exercisability, vesting, and payment of the outstanding awards are accelerated effective immediately as of the date of termination. The amounts in column (e) reflect the outstanding equity awards valued at the December 31, 2010 closing price of our common stock of $27.43.

Director Compensation

Stock Ownership

Effective November 5, 2009, all existing non-employee directors were required within five years to own and maintain two times their annual cash compensation in Granite common stock. All future non-employee directors are required to own and maintain two times their annual cash compensation within five years after joining the Board.

Cash and Equity Compensation Policy

Granite’s non-employee directors receive annual cash retainers and equity grants per the table below. Key highlights of the director compensation program are as follows:

•	Cash retainers are paid in quarterly installments. No additional fees are paid for attendance at meetings whether in person or telephonically;

•	The Chairman of the Board’s retainer is inclusive of all Committee retainers; and

•
Directors, other than the Chairman of the Board, receive an annual grant of Restricted Stock Units valued at $82,500 on the date of grant. The Chairman of the Board receives an annual grant of Restricted Stock Units equal to $150,000 in value on the date of grant. All Restricted Stock Units’ vest in full on the first anniversary of the date of grant (typically May 20th of each year).

Annual Board Retainers
Member	$70,000
Chairman of the Board	$150,000
Annual Committee Retainers
Audit	$5,000
Audit Chair	$15,000
Nominating and Corporate Governance	$5,000
Nominating and Corporate Governance Chair	$10,000
Compensation	$5,000
Compensation Chair	$12,000
Strategic Planning	$3,000
Strategic Planning Chair	$8,000
Executive	$5,000
Annual Equity Grants
Member	$82,500
Restricted Stock Units
Chairman of the Board	$150,000
Restricted Stock Units

Director Compensation Table
2010

The following table presents the compensation provided by Granite to our directors for the year ended December 31, 2010.

Name(1) (a)	Fees Earned or Paid in Cash(2) ($) (b)	Unit Award(3) ($) (c)	All Other Compensation(4) ($) (e)	Total ($) (f)
Claes G. Bjork	80,000	82,498	1,492	163,990
James W. Bradford, Jr.	86,000	82,498	2,013	170,511
Gary M. Cusumano	95,000	82,498	2,323	179,821
David H. Kelsey(5)	90,000	82,498	2,527	175,025
Rebecca A. McDonald	100,000	82,498	3,999	186,497
J. Fernando Niebla(5)	83,000	82,498	3,550	169,048
William H. Powell	150,000	150,007	2,822	302,829
David H. Watts	78,000	82,498	30,681	191,179

(1) William G. Dorey became a non-employee director of the Board upon his retirement, effective September 1, 2010. Mr. Dorey received compensation as a non-employee director only for the portion of 2010 during which he was not an executive officer of the Company. His compensation for his services as a non-employee Directors is reflected in the Summary Compensation table on page 32.

(2) The amount in column (b) reflects the annual cash retainer paid to non-employee directors for the year ended December 31, 2010. In 2010 each non-employee director was paid an annual retainer as a member of the Board and additional retainers for participation as a member of a Board committee. The cash retainer was paid quarterly in equal payments; no meeting fees were paid.

(3) The amounts in column (c) reflect the grant date fair market value of the 2010 Restricted Stock Unit awards. The grant date fair value is determined in accordance with Financial Accounting Standards Code Topic 718, without regard to potential forfeitures. For additional information about the assumptions used in these calculations, see Note 14 to the audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. These awards have a one year vesting schedule. On May 7, 2010, Messrs. Bjork, Bradford, Cusumano, Kelsey and Niebla and Ms. McDonald received an annual grant of 2,807 Restricted Stock Units with a grant date fair market value of $29.39 per share. As Chairman of the Board, Mr. Powell received a grant of 5,104 Restricted Stock Units with a grant date fair market value of $29.39 per share. As of fiscal year ended December 31, 2010: Mr. Bjork had an outstanding balance of 8,216 options and 2,839 Restricted Stock Units; Mr. Bradford had an outstanding balance of 3,163 options, 744 deferred units and 3,862 Restricted Stock Units; Mr. Cusumano had an outstanding balance of 1,268 options, 3,862 Restricted Stock Units and 1,000 restricted shares; Mr. Kelsey had an outstanding balance of 5,973 options, 1,741 deferred units and 3,862 Restricted Stock Units; Ms. McDonald had an outstanding balance of 5,992 options, 4,822 deferred units, and 2,839 Restricted Stock Units; Mr. Niebla had an outstanding balance of 8,598 options, 2,968 deferred units, 3,862 Restricted Stock Units and 1,000 restricted shares; Mr. Powell had 5,161 Restricted Stock Units; and Mr. Watts had an outstanding balance of 4,374 Restricted Stock Units and 2,261 restricted shares.

(4) Column (e) includes dividends on restricted stock and the cash value of dividend equivalents from deferred units in prior years and restricted stock units.

(5) The Granite Construction Key Management Deferred Compensation Plan II allows non-employee directors to defer receipt of their annual cash retainer and Restricted Stock Unit awards into the Nonqualified Deferred Compensation Plan (in which case, the Restricted Stock Units are referred to as “deferred units”). Granite does not provide a matching contribution to non-employee director deferrals. Participants are required to make an election each plan year with respect to the amount to be deferred, future payment date and form of distribution. A distribution election is irrevocable on the first day of each plan year. Mr. Kelsey deferred 50% of his annual cash retainer into the Key Management Deferred Compensation Plan II. Mr. Niebla deferred a 100% of both his annual cash retainer and Restricted Stock Unit awards into the Key Management Deferred Compensation Plan II. Messrs. Bjork, Bradford, Cusumano, Dorey, Powell, Watts and Ms. McDonald made no deferrals of their annual cash retainers or Restricted Stock Units into the Key Management Deferred Compensation Plan II.

Stock Ownership of Beneficial Owners and Certain Management

The following table provides information regarding the ownership of our common stock as of March 11, 2011 by each of our directors and nominees, each of our Named Executive Officers (including our former Chief Executive Officer and Chief Financial Officer), and all of our current directors and executive officers as a group. In addition, the following table provides information regarding each person known to us to beneficially own 5% or more of our common stock.

Name	Amount and Nature of Beneficial Ownership(1)	Percent (%) of Common Stock Outstanding(2)
Mercer Trust Company (ESOP Trust)	3,301,871	8.53%
One Investors Way
Norwood, MA 02062
The Bank of New York Mellon Corporation(3)	2,126,298	5.49%
One Wall Street, 31st Floor
New York, NY 10286
BlackRock, Inc.(4)	2,483,929	6.42%
40 East 52nd Street
New York, NY 10022
FMR LLC(5)	1,967,420	5.08%
82 Devonshire Street
Boston, MA 02109
Artisan Partners Holdings LP(6)	2,156,262	5.57%
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202
Claes G. Bjork(7)	24,228	*
James W. Bradford, Jr.(8)	6,163	*
Gary M. Cusumano(9)	6,370	*
David H. Kelsey(10)	9,821	*
Rebecca A. McDonald(11)	20,597	*
J. Fernando Niebla(12)	20,296	*
William H. Powell(13)	34,841	*
David H. Watts(14)	16,067	*
William G. Dorey(15)	243,657	*
LeAnne M. Stewart(16)	13,981	*
Michael F. Donnino(17)	65,192	*
Thomas S. Case(18)	30,560	*
John A. Franich(19)	13,671	*
James H. Roberts(20)	175,719	*
Laurel J. Krzeminski(21)	4,147	*
All Executive Officers and Directors As a Group (14 Persons)(7-15, 17-21)	671,329	1.73%

___________________________
* Less than 1%.

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Calculated on the basis of 38,696,583 shares of common stock issued and outstanding as of March 11, 2011, except that shares of common stock underlying options exercisable within 60 days of March 11, 2011 and shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 11, 2011 are deemed outstanding for purposes of calculating the beneficial ownership of common stock of the holders of such options or Restricted Stock Units.

(3) Based upon a Schedule 13G/A filed by The Bank of New York Mellon Corporation (“NY Mellon”) with the SEC (i) the number of shares beneficially owned is as of December 31, 2010, and (ii) NY Mellon has sole voting power with respect to 1,687,332 shares, sole dispositive power with respect to 2,043,746 shares and shared dispositive power with respect to 453 shares.

(4) Based upon a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC (i) the number of shares beneficially owned is as of December 31, 2010, and (ii) BlackRock has sole voting power and sole dispositive power with respect to all 2,483,929 shares.

(5) Based upon a Schedule 13G/A filed by FMR LLC with the SEC (i) the number of shares beneficially owned is as of December 31, 2010, and (ii) FMR LLC owns and has sole dispositive power with respect to all 1,967,420 shares.

(6) Based upon a Schedule 13G filed by Artisan Partners Holdings LP (“Artisan”) with the SEC (i) the number of shares beneficially owned is as of February 10, 2011, and (ii) Artisan has shared voting power with respect to 2,066,262 shares and shared dispositive power with respect to 2,156,262 shares.

(7) Includes 8,216 shares of common stock which Mr. Bjork has the right to acquire as of March 11, 2011 as a result of vested and exercisable options.

(8) Includes 3,163 shares of common stock which Mr. Bradford has the right to acquire as of March 11, 2011 as a result of vested and exercisable options, and 3,000 shares of common stock that Mr. Bradford holds jointly with his wife.

(9) Includes 1,268 shares of common stock which Mr. Cusumano has the right to acquire as of March 11, 2011 as a result of vested and exercisable options, 1,000 shares of restricted common stock for which Mr. Cusumano has voting but not dispositive power, and 1,471 shares of common stock that Mr. Cusumano holds in trust for the benefit of his family as to which shares Mr. Cusumano and his wife share voting and investment power.

(10) Includes 5,973 shares of common stock which Mr. Kelsey has the right to acquire as of March 11, 2011 as a result of vested and exercisable options, and 1,848 shares of common stock that Mr. Kelsey holds jointly with his wife.

(11) Includes 5,992 shares of common stock which Ms. McDonald has the right to acquire as of March 11, 2011 as a result of vested and exercisable options, 6,908 shares of common stock held jointly with her husband, and 7,696 shares of common stock underlying Restricted Stock Units which Ms. McDonald could acquire, under certain circumstances, within 60 days of March 11, 2011.

(12) Includes 8,598 shares of common stock which Mr. Niebla has the right to acquire as of March 11, 2011 as a result of vested and exercisable options, 1,000 shares of restricted common stock for which Mr. Niebla has voting but not dispositive power and 6,862 shares of common stock underlying Restricted Stock Units which Mr. Niebla could acquire, under certain circumstances, within 60 days of March 11, 2011.

(13) Held jointly with his wife.

(14) Includes 223 shares of common stock owned by the ESOP but allocated to Mr. Watts’ account as of March 11, 2011, over which Mr. Watts has voting but not dispositive power. Mr. Watts became eligible to withdraw his ESOP shares when he turned 59 ½ and had completed 10 years of vesting service. He can elect to make a withdrawal once during each plan year. Also includes 2,261 shares of restricted common stock for which Mr. Watts has voting but not dispositive power, 4,395 shares of common stock underlying Restricted Stock Units which Mr. Watts could acquire, under certain circumstances, within 60 days of March 11, 2011 and 9,188 shares of common stock held jointly with his wife as to which shares Mr. Watts and his wife share voting and investment power.

(15) Includes 193,798 shares of common stock that Mr. Dorey holds in trust for the benefit of his family as to which shares Mr. Dorey and his wife share voting and investment power.

(16) Reflects the number of shares of beneficially owned on March 11, 2010, based upon a Form 4 filed by Ms. Stewart with the SEC on March 15, 2010, minus 12,189 shares of common stock that were forfeited on June 1, 2010 pursuant to the terms of her Severance Agreement.

(17) Includes 37,486 shares of common stock owned by the ESOP but allocated to Mr. Donnino’s account as of March 11, 2011, and 12,358 shares of restricted common stock, for which Mr. Donnino has voting but not dispositive power. Mr. Donnino becomes eligible to make withdrawals of his ESOP shares when he turns 59 ½ and has completed 10 years of vesting service, at which time he can elect to withdraw from his account once during each plan year.

(18) Includes 14,445 shares of common stock owned by the ESOP but allocated to Mr. Case’s account as of March 11, 2011 and 11,144 shares of restricted common stock, for which Mr. Case has voting but not dispositive power. Mr. Case becomes eligible to make withdrawals of his ESOP shares when he turns 59 ½ and has completed 10 years of vesting service, at which time he can elect to withdraw from his account once during each plan year.

(19) Includes 211 shares of common stock owned by the ESOP but allocated to Mr. Franich’s account as of March 11, 2011 and 10,483 shares of restricted common stock, for which Mr. Franich has voting but not dispositive power. Mr. Franich becomes eligible to make withdrawals of his ESOP shares when he turns 59 ½ and has completed 10 years of vesting service, at which time he can elect to withdraw from his account once during each plan year.

(20) Includes 127,585 shares of common stock owned by the ESOP but allocated to Mr. Roberts’ account as of March 11, 2011, 9,096 shares of common stock held jointly with his wife, and 27,373 shares of restricted common stock, for which Mr. Roberts has voting but not dispositive power. Mr. Roberts becomes eligible to make withdrawals of his ESOP shares when he turns 59 ½ and has completed 10 years of vesting service, at which time he can elect to withdraw from his account once during each plan year.

(21) Includes 1,381 shares of restricted common stock, for which Ms. Krzeminski has voting but not dispositive power, and 329 shares of common stock which Ms. Krzeminski will have the right to acquire on April 1, 2011 as a result of the vesting of restricted stock units (including dividends thereon).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and any persons who beneficially own more than 10% of our common stock to report ownership of, and transactions in, Granite stock with the SEC. Our executive officers, directors and any persons who beneficially own more than 10% of our common stock are required by SEC regulation to furnish to Granite with copies of all Section 16(a) reports they file.

Based solely on our review of these reports and written representations from all of our executive officers and directors that no other reports were required with respect to their beneficial ownership of our common stock during fiscal year 2010, we believe that all reporting requirements applicable to our executive officers, directors and any persons who beneficially own more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act were complied with, except due to an administrative error, one exercise of options by Rebecca A. McDonald was reported in a late Form 4 filing.

Equity Compensation Plan Information

The following table contains information as of December 31, 2010 regarding stock authorized for issuance under the Equity Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding stock reflected in column (a)) (c)
Equity compensation plans approved by shareholders	250,725	$31.11	1,325,418
Equity compensation plans not approved by shareholders	—	—	—
Total	250,725	$31.11	1,325,418

(1) Reflects options to purchase 33,210 shares of common stock and Restricted Stock Units covering 217,515 shares of common stock.

(2) Reflects the exercise price per share of common stock purchasable upon the exercise of stock options only.

Transactions with Related Persons

Granite’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions (transactions involving an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock or an immediate family member of, or anyone (other than a tenant or employee) residing in the home of, an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock). They also determine, based on the facts and circumstances, whether the Company or a related person has a direct or indirect interest in the transaction. In addition, the Board of Directors has adopted a written policy and written procedures for review and approval or ratification of related party transactions involving Granite. The policy requires the Audit/Compliance Committee’s review and approval or ratification of any related party transaction in which Granite is a participant. This includes, among other things, any related party transaction that would be required to be disclosed under the rules and regulations of the SEC.

Under the policy, the Audit/Compliance Committee reviews the material facts of all related party transactions that require the Audit/Compliance Committee’s approval and either approves or disapproves of the entry into the related party transaction. If advance Audit/Compliance Committee approval of a related party transaction is not feasible, the transaction must be entered into subject to the Audit/Compliance Committee’s later approval. Thereafter, the Audit/Compliance Committee will consider the transaction, and, if the Audit/Compliance Committee determines it to be appropriate, ratify it at the next regularly scheduled meeting of the Audit/Compliance Committee. In determining whether to approve or ratify a related party transaction, the Audit/Compliance Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The Audit/Compliance Committee has determined that the following transactions shall be deemed to be pre-approved or ratified (as applicable): (i) employment of an executive officer if (a) the executive officer’s compensation is required to be reported in Granite’s proxy statement or (b) the executive officer is not an immediate family member of another executive officer or director of Granite, the executive officer’s compensation would be reported in Granite’s proxy statement if the executive officer were a “named executive officer” and the Compensation Committee approved (or recommended that the Board approve) such compensation; (ii) compensation to a director required to be disclosed in Granite’s proxy statement; (iii) any transaction with another company at which the related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of that company’s annual revenues; (iv) any charitable contribution, grant or endowment by Granite to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $100,000 or 2% of the charitable organization’s total annual receipts; (v) any transaction where the related person’s interest arises solely from the ownership of Granite common stock and all holders of Granite common stock receive the same benefit on a pro rata basis; and (vi) any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar or trustee under a trust indenture or similar services.

In addition, the Board has delegated to the Chair of the Audit/Compliance Committee the authority to pre-approve or ratify (as applicable) any related person transaction in which the aggregate amount involved is expected to be less than $100,000.

No director who has an interest in the transaction under consideration may participate in the approval process. All related party transactions approved by the Audit/Compliance Committee must be disclosed to the full Board of Directors.

Currently, Granite is not a party to any related party transactions.

Report of the Audit/Compliance Committee

The Audit/Compliance Committee is appointed by the Board of Directors and reports to the Board at each meeting. Its purpose is to (a) assist the Board in its oversight of (1) Granite’s accounting and financial reporting principles and policies, and internal and disclosure controls and procedures, including the internal audit function, (2) Granite’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) the integrity of Granite’s financial statements, (4) the qualifications and independence of Granite’s independent registered public accounting firm, (5) Granite’s compliance with legal and regulatory requirements, and (6) Granite’s Corporate Compliance Program and Code of Conduct; and (b) serve as the Qualified Legal Compliance Committee of the Board of Directors as required. The Audit/Compliance Committee is solely responsible for selecting, evaluating, setting the compensation of, and, where deemed appropriate, replacing the independent registered public accounting firm (or nominating an independent registered public accounting firm to be proposed for shareholder approval in any proxy statement).

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the effectiveness of the internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit/Compliance Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for fiscal year ended December 31, 2010, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit/Compliance Committee also oversees our Ethics and Compliance Program, participates in the annual evaluation of our Corporate Compliance Officer and the Director of Internal Audit, and provides a detailed annual report to the Board on the progress of the program and plans for future activities.

The Director of Internal Audit reports directly to the Chairman of the Audit/Compliance Committee and has direct access and meets regularly with the Audit/Compliance Committee to discuss the results of internal audits and the quality of internal controls. The Corporate Compliance Officer also reports directly to the Audit/Compliance Committee.

The Audit/Compliance Committee reviewed and discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of Granite’s audited financial statements with generally accepted accounting principles, its judgments as to the quality of Granite’s accounting principles, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T). In addition, the Audit/Compliance Committee has discussed with the independent registered public accounting firm the auditor’s independence from Granite and its management, and the matters in the written disclosures and the letter received by the Audit/Compliance Committee from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Rule 3526.

The Audit/Compliance Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit/Compliance Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Granite’s internal controls, including internal control over financial reporting, and the overall quality of Granite’s financial reporting. In addition, the Audit/Compliance Committee reviewed with management and the independent registered public accounting firm drafts of Granite’s quarterly and annual financial statements and press releases prior to the public release of the quarterly earnings. In addition to the quarterly review, the Audit/Compliance Committee met with the Chief Executive Officer and the Chief Financial Officer to discuss the process adopted by management to enable them to sign the certifications that are required to accompany reports filed with the SEC.

Based on the review and discussions referred to above, the Audit/Compliance Committee recommended to Granite’s Board of Directors that Granite’s audited financial statements be included in Granite’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Members of the Audit/Compliance Committee:

David H. Kelsey, Chair	J. Fernando Niebla
James W. Bradford, Jr.	Rebecca A. McDonald

This Report of the Audit/Compliance Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Audit/Compliance Committee by reference therein.

Independent Registered Public Accountants

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2010 and December 31, 2009 were:

	2010	2009
Audit Fees(1)	$1,683,700	$1,742,200
Audit-Related Fees(2)	$60,075	$50,625
Tax Fees(3)	$10,575	$5,000
All Other Fees(4)	$4,300	$1,500
Total	$1,758,650	$1,799,325

(1) Audit Fees were for professional services rendered for the audits of Granite’s consolidated financial statements, including audits of internal control over financial reporting, audits of subsidiary financial statements, and quarterly financial reviews.

(2) Audit-Related Fees were for professional services rendered for assessments in applying certain accounting pronouncements.

(3) Tax Fees include amounts paid in 2010 for professional services rendered for audits by the Internal Revenue Service. 2009 tax fees include amounts paid for services rendered in connection with a joint venture audit and tax representation before the Internal Revenue Service.

(4) All Other Fees include amounts paid for software licenses and a CPEG Consortium (Non Craft) survey.

Audit Committee Pre-Approval Policies and Procedures

The Audit/Compliance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During 2010, no services were provided to us by PricewaterhouseCoopers LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Based on its review of the non-audit services provided by PricewaterhouseCoopers LLP, the Audit/Compliance Committee believes that PricewaterhouseCoopers LLP’s provision of such non-audit services is compatible with maintaining their independence.

Proposal 2: Advisory Vote on Executive Compensation

In accordance with recently adopted Section 14A of the Exchange Act, the Board of Directors is asking shareholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote on the compensation of our Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

RESOLVED, that the shareholders of Granite Construction Incorporated approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement for the Company’s 2011 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table for 2010 and the related compensation tables and narrative disclosure within the Executive and Director Compensation and Other Matters section of the proxy statement).

The Company urges you to read the disclosure under “Compensation Discussion and Analysis,” which begins on page 17 and discusses how our compensation policies and procedures implement our pay-for-performance compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of each individual who served as our Chief Executive Officer, each individual who served as our Chief Financial Officer and our three other most highly-compensated executive officers for fiscal 2010. We have designed our executive compensation structure to attract, motivate and retain executives with the skills required to formulate and implement the Company’s strategic objectives and create shareholder value. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles, and provides an appropriate balance between risk and incentives. In particular, key elements of our executive compensation program are:

•	Market competitive base salaries, with the 50th percentile of comparable positions in the market as the starting point;

•	Actual pay levels reflecting market data, individual experience, tenure and ability to impact business and financial results;

•	Short-term and long-term goals aligned with the best interests of shareholders, with cash and stock-based incentives earned upon the attainment of pre-established financial and non-financial goals;

•
A comprehensive benefits program which is available to all salaried employees and includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long-term disability insurance, paid vacation and holiday pay; and

•	Eligibility, along with other key management employees, to participate in our Non-Qualified Deferred Compensation Program and a program offering periodic medical examinations.

The vote regarding the compensation of the Named Executive Officers described above, referred to as a “say-on-pay advisory vote,” is advisory, and is therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although non-binding, the Compensation Committee and the Board of Directors value the opinions that shareholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement and as described above pursuant to the compensation disclosure rules of the Exchange Act.

Proposal 3: Advisory Vote on Frequency of the Shareholder Vote on
Executive Compensation

In accordance with Section 14A of the Exchange Act, the Board of Directors is asking shareholders to approve an advisory resolution on the frequency with which the advisory vote on executive compensation set forth above, referred to as the “say-on-pay advisory vote,” will be held.

The advisory vote on the frequency of the say-on-pay advisory vote is a non-binding vote as to how often the say-on-pay advisory vote should occur: every one year, every two years or every three years. You may either vote for one of these alternative frequencies or, if you desire, abstain from voting on this matter. The text of the resolution to be voted upon is as follows:

RESOLVED, that the shareholders of Granite Construction Incorporated approve, on an advisory basis, having the shareholder vote on the compensation of the Company’s named executive officers listed in the annual proxy statement occur with the frequency (i.e., every one year, every two years or every three years) for which the highest number of votes are cast at the Company’s 2011 annual meeting of shareholders.

After considering the benefits and consequences of each option for the frequency of the say-on-pay advisory vote, the Board of Directors has determined that an annual advisory vote on executive compensation is the most appropriate alternative for the Company. Therefore, the Board recommends that you vote for having the say-on-pay advisory vote occur every one year.

The Board believes that an annual say-on-pay advisory vote provides the highest level of accountability and communication. An annual vote will allow shareholders to provide the Company with direct input on the executive compensation information presented in the proxy statement each year. Additionally, an annual advisory vote is consistent with the Company’s policy of engaging in discussions with shareholders on corporate governance and compensation matters. We understand that shareholders may have different views as to what the most desirable frequency is, and we look forward to hearing from shareholders on this matter.

The option of every one year, every two years or every three years that receives the highest number of votes cast by shareholders will be deemed to be the frequency for the say-on-pay advisory vote that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of the shareholders and the Company to hold the say-on-pay advisory vote more or less frequently than the option approved by shareholders.

The Board of Directors unanimously recommends a vote for the option of “EVERY ONE YEAR” as the frequency with which shareholders are provided an advisory vote on executive compensation.

Please note that shareholders are not voting to approve or disapprove the Board of Directors’ recommendation regarding this matter. You may chose to vote for one year, two years or three years as the frequency of the say-on-pay advisory vote or you may choose to abstain.

Proposal 4: Ratification of Independent Registered Public Accounting Firm

The Audit/Compliance Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as Granite’s independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2011. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, have been our auditors since 1982.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting. He or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate shareholder questions.

Although ratification is not required by Granite’s bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm, the Audit/Compliance Committee will reconsider the appointment. Even if the selection is ratified, the Audit/Compliance Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year it if determines that such a change would be in the best interest of Granite and our shareholders.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Shareholder Proposals to be Presented
at the 2012 Annual Meeting of Shareholders

Under Granite’s bylaws, director nominations and proposals for other business to be presented at the annual shareholder meeting by a shareholder may be made only if that shareholder is entitled to vote at the meeting, timely gave the required notice, and was a shareholder of record at the time when he or she gave the required notice. The required notice must be in writing, must contain the information specified in our bylaws, and must be received at our principal executive offices, addressed to the Corporate Secretary, not less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year’s annual meeting of shareholders was released to shareholders. If no meeting was held in the previous year, the date of the annual meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

Separate from the requirements in our bylaws, you may submit proposals on matters appropriate for shareholder action at our annual meeting of shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). Rule 14a-8 entitles a shareholder to require us to include certain shareholder proposals in Granite’s proxy materials if the shareholder meets certain eligibility and timing requirements set forth in Rule 14a-8.

Pursuant to Granite’s bylaws and Rule 14a-8, to be considered for inclusion in Granite’s proxy statement or otherwise presented at our 2012 Annual Meeting of Shareholders, a shareholder nomination or proposal must be received by our Secretary at Granite’s principal executive offices on or before Saturday, December 10, 2011.

Householding

As permitted by the Exchange Act, only one copy of the Notice of Internet Availability of Proxy Materials or proxy materials is being delivered to shareholders residing at the same address, unless any shareholder has notified us of its desire to receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy materials, as applicable. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, as applicable, to any shareholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the Notice of Internet Availability of Proxy Materials or proxy materials, or requests to receive multiple or single copies of the Notice of Internet Availability of Proxy Materials or proxy materials at a shared address in the future, should be directed to: Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department, Telephone: 831.724.1011.

Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (excluding exhibits) filed with the SEC are available, without charge, upon written request to Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of a fee of $0.25 per page to cover our expenses in furnishing the exhibits.

Other Matters

As of the date of this proxy statement, the only matters that management intends to present or knows that others will present at the meeting have been included in this proxy statement. If any other matters are properly presented at the meeting, or any adjournment, your shares will be voted in the discretion of the persons named on your proxy card.

Dated: April 8, 2011

/s/ Terry K. Eller
Terry K. Eller
Vice President, General Counsel and Secretary

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000099211_1 R1.0.0.11699 Granite Construction Incorporated 585 West Beach Street Watsonville, CA 95076 ATTN: Betty Kwong Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on May 19, 2011 (until 12:00 PM (noon) EDT on May 18, 2011 if you are a 401(k) or ESOP Participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on May 19, 2011 (until 12:00 PM (noon) EDT on May 18, 2011 if you are a 401(k) or ESOP Participant). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR all the nominees listed: 1. Election of Directors For Against Abstain 1a J. Fernando Niebla 1b Gary M. Cusumano 1c James H. Roberts The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Advisory vote to approve executive compensation of the named executive officers. The Board of Directors recommends you vote for a frequency of every 1 YEAR on the following proposal: 3 years 2 years 1 year Abstain 3. Advisory vote on the frequency of executive compensation votes. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2011. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting 0000099211_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement, and Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com . GRANITE CONSTRUCTION INCORPORATED Annual Meeting of Shareholders May 20, 2011 10:30 AM PDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) James H. Roberts and Laurel J. Krzeminski and each of them with full power of substitution to represent and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED which the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM PDT on May 20, 2011, at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, California 93940, and any adjournment or postponement thereof, (1) as specified upon the proposals listed on the reverse side of this card and as more particularly described in Granite's Proxy Statement dated April 8, 2011, and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted for the election of all director nominees under proposal 1, for proposals 2 and 4 and for the option of every 1 year for proposal 3. Continued and to be signed on reverse side

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000099211_1 R1.0.0.11699 Granite Construction Incorporated 585 West Beach Street Watsonville, CA 95076 ATTN: Betty Kwong Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on May 19, 2011 (until 12:00 PM (noon) EDT on May 18, 2011 if you are a 401(k) or ESOP Participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on May 19, 2011 (until 12:00 PM (noon) EDT on May 18, 2011 if you are a 401(k) or ESOP Participant). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR all the nominees listed: 1. Election of Directors For Against Abstain 1a J. Fernando Niebla 1b Gary M. Cusumano 1c James H. Roberts The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Advisory vote to approve executive compensation of the named executive officers. The Board of Directors recommends you vote for a frequency of every 1 YEAR on the following proposal: 3 years 2 years 1 year Abstain 3. Advisory vote on the frequency of executive compensation votes. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2011. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting 0000099211_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement, and Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com . GRANITE CONSTRUCTION INCORPORATED Annual Meeting of Shareholders May 20, 2011 10:30 AM PDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) James H. Roberts and Laurel J. Krzeminski and each of them with full power of substitution to represent and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED which the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM PDT on May 20, 2011, at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, California 93940, and any adjournment or postponement thereof, (1) as specified upon the proposals listed on the reverse side of this card and as more particularly described in Granite's Proxy Statement dated April 8, 2011, and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted for the election of all director nominees under proposal 1, for proposals 2 and 4 and for the option of every 1 year for proposal 3. Continued and to be signed on reverse side

SPECIAL INSTRUCTIONS FOR 401(k) PARTICIPANTS AND ESOP PARTICIPANTS In accordance with the terms of the Trust Agreement for each of the 401(k) Plan and the ESOP, Mercer has delegated its authority to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED beneficially held for the 401(k) Participant or the ESOP Participant, as applicable, to Broadridge. Any shares allocable to the participant's 401(k) account or ESOP account, as applicable, on the record date will be voted by Broadridge in accordance with the instructions of the participant received via telephone or the Internet or indicated on the reverse. IF THIS PROXY CARD IS RECEIVED BEFORE 12:00 P.M (noon) Eastern Time on May 18, 2011, BUT A CHOICE IS NOT SPECIFIED, BROADRIDGE WILL VOTE SHARES ALLOCABLE TO THE PARTICIPANT'S 401(k) OR ESOP ACCOUNT, AS APPLICABLE, AS THE BOARD OF DIRECTORS RECOMMENDS. IF THIS FORM IS NOT RECEIVED BEFORE 12:00 PM (noon) Eastern Time on May 18, 2011, AND NO VOTE WAS SUBMITTED VIA TELEPHONE OR THE INTERNET BY THAT DATE, SHARES ALLOCABLE TO THE PARTICIPANT'S 401(k) OR ESOP ACCOUNT, AS APPLICABLE, WILL NOT BE VOTED. The 401(k) Participants and the ESOP Participants may revoke a prior vote by following the instructions described in Granite's Proxy Statement dated April 8, 2011. The voting direction submitted to Broadridge by the 401(k) Participants and ESOP Participants will be confidential.

Continued and to be signed on reverse side

0000099212_2 R1.0.0.11699

1 OF 2 12 15 1234567 1234567 1234567 1234567 1234567 1234567 1234567 See the reverse side of this notice to obtain proxy materials and voting instructions. Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000098549_1 R1.0.0.11699 GRANITE CONSTRUCTION INCORPORATED Granite Construction Incorporated 585 West Beach Street Watsonville, CA 95076 ATTN: Betty Kwong Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Annual Meeting March 23, 2011 May 20, 2011 May 20, 2011 10:30 AM PDT Monterey Plaza Hotel 400 Cannery Row Monterey, California 93940 For Directions please call: 831-724-1011

Internal Use Only Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote  XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.  XXXX XXXX XXXX  XXXX XXXX XXXX 0000098549_2 R1.0.0.11699 1. Notice of Annual Meeting & Proxy Statement 2. and Annual Report (which includes a copy of the Form 10-K) Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 08, 2011 to facilitate timely delivery.

BARCODE 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence # → 0000 0000 0000 Voting items 0000098549_3 R1.0.0.11699 The Board of Directors recommends you vote FOR all the nominees listed: 1. Election of Directors Nominees 1a J. Fernando Niebla 1b Gary M. Cusumano 1c James H. Roberts The Board of Directors recommends you vote FOR the following proposal: 2. Advisory vote to approve executive compensation of the named executive officers. The Board of Directors recommends you vote for a frequency of every 1 YEAR on the following proposal: 3. Advisory vote on the frequency of executive compensation votes. The Board of Directors recommends you vote FOR the following proposal: 4. To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2011.

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Reserved for Broadridge Internal Control Information Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 0000098549_4 R1.0.0.11699